As filed with the Securities and Exchange Commission on February 7, 1996
                                              Registration No. 33-______
========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                        ---------------------------

                                  FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                      COMPUTER SCIENCES CORPORATION
            (Exact name of registrant as specified in its charter)

                  Nevada                             95-2043126
     (State of incorporation or organization)     (I.R.S. Employer
                                                 Identification No.)

     2100 East Grand Avenue
     El Segundo, California                          90245
     (Address of principal executive offices)      (zip code)

                             MATCHED ASSET PLAN
                          (Full Title of the Plan)

                           HAYWARD D. FISK, ESQ.
                Vice President, General Counsel and Secretary
                      Computer Sciences Corporation
                          2100 East Grand Avenue
                      El Segundo, California  90245
                 (Name and Address of Agent For Service)

                              (310) 615-0311
         (Telephone Number, Including Area Code, of Agent For Service)

                      CALCULATION OF REGISTRATION FEE

                                     Proposed        Proposed
                                     Maximum         Maximum
                                     Offering        Aggregate    Amount of
Title of Securities   Amount to be   Price           Offering     Registration
to be Registered      Registered     Per Share       Price        Fee
-------------------   ------------   ---------    --------------  ------------
Common Stock,
par value $1.00(1)    1,500,000      $77.375(2)   $116,062,500.00  $40,021.55

(1) Including the associated preferred stock purchase rights. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on February 1, 1996.

                                  PART I

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.
Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

                                  PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference:

  (1) the Annual Report of the Registrant on Form 10-K for the fiscal year ended March 31, 1995, as amended by Amendment No. 1 on Form 10-K/A filed on January 26, 1996;

  (2) the Annual Report of the Matched Asset Plan on Form 11-K for the fiscal year ended December 31, 1994;

  (3) the Quarterly Reports of the Registrant on Form 10-Q for the fiscal quarters ended June 30, 1995 and September 29, 1995;

  (4) the description of the Common Stock contained in the Registration Statement of the Registrant on Form 10, as amended; and

  (5) the description of the rights to purchase preferred stock contained in the Registration Statement of the Registrant on Form 8-A, as amended.

All reports and other documents filed by the Registrant or the Matched Asset Plan after the date hereof pursuant to Sections 13(a) or (c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 78.751 of the Nevada General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may indemnify any such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity therefor. Section 78.751 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

The Registrant's Restated Articles of Incorporation, as amended (the "Charter"), provide that the Registrant shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was or has agreed to become a director or officer of the Registrant, or is serving at the request of the Registrant as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, provided that with respect to any action, suit or proceeding initiated by a director or officer, the Registrant shall indemnify such director or officer only if the action, suit or proceeding was authorized by the Registrant's Board of Directors or is a suit for enforcement of rights to indemnification or advancement of expenses in accordance with the procedure therefor prescribed in the Charter.

The Charter also provides that the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, provided that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under the Charter.

The Registrant has entered into Indemnification Agreements with each of its directors and officers pursuant to which it has indemnified them against expenses incurred in connection with any claims made against them as a result of any act, omission, neglect or breach of duty committed or suffered while acting as a director or officer of the Registrant, or while serving at the request of the Registrant as a director of officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. These Indemnification Agreements do not obligate the Registrant to make any payment in connection with a claim against a director or officer to the extent that: (a) payment is made under an insurance policy, (b) the director or officer is otherwise indemnified, (c) the claim is based upon the director or officer gaining any improper personal profit or advantage to which he or she is not legally entitled, (d) the claim is for an accounting of profits made from the purchase or sale by the director or officer of securities of the Registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or (e) the claim is brought about or contributed to by the dishonesty of the director or officer, but only if a judgment or other final adjudication adverse to the director or officer establishes that he or she committed acts of active and deliberate dishonesty, with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated. The Indemnification Agreements provide that the costs and expenses incurred by directors and officers in defending or investigating any action, suit, proceeding or investigation will be paid by the Registrant in advance of the final disposition of the matter upon receipt of a written undertaking by or on behalf of the director or officer to repay any such amounts if it is ultimately determined that he or she is not entitled to indemnification under the Indemnification Agreement. No such advance will be made by the Registrant, however, if, within 60 days of a request for such an advance, a determination is reasonably made by the Board of Directors or independent legal counsel, based upon the facts known at the time, that it is more likely than not it will ultimately be determined that the director or officer is not entitled to indemnification under the Indemnification Agreement.

The Registrant currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with or as a consequence of certain actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Registrant.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8  Exhibits.

4.1 1994 Amendment and Restatement of Computer Sciences Corporation Matched Asset Plan, as amended

4.2 Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on November 21, 1988 (incorporated by reference to
Exhibit III(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1989)

4.3 Amendment to Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on August 11, 1992 (incorporated by reference to Appendix B to the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on August 10, 1992)

4.4 Bylaws of the Registrant, effective January 31, 1993 (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1995)

4.5 Amended and Restated Rights Agreement, effective October 30, 1995, by and between the Registrant and Chemical Mellon Shareholder Services, as successor Rights Agent (incorporated by reference to Exhibit 10.27 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 1995)

23.1 Consent of Deloitte & Touche LLP

24   Power of Attorney (included on pages 7 and 8 of this Registration
Statement)

The undersigned Registrant hereby undertakes to submit the 1994 Amendment and Restatement of Computer Sciences Corporation Matched Asset Plan, as amended, and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9. Undertakings.

    (a)The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 5th day of February, 1996.

                                COMPUTER SCIENCES CORPORATION


                                By/s/ VAN B. HONEYCUTT
                                      -----------------------
                                      Van B. Honeycutt
                                      President and Chief Executive Officer


                             POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Van B. Honeycutt, Leon J. Level and Hayward D. Fisk, and each of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                    Title                       Date
       ---------                    -----                       ----
/s/ VAN B. HONEYCUTT      President, Chief Executive
Van B. Honeycutt          Officer and Director
                          (Principal Executive Officer)     February 5, 1996

/s/ LEON J. LEVEL         Vice President, Chief Financial
Leon J. Level             Officer and Director
                          (Principal Financial Officer)     February 5, 1996

/s/ DENIS M. CRANE        Vice President and Controller
Denis M. Crane           (Principal Accounting Officer)     February 5, 1996


       Signature                    Title                       Date
       ---------                    -----                       ----
/s/ WILLIAM R. HOOVER    Chairman of the Board
William R. Hoover                                           February 5, 1996

/s/ HOWARD P. ALLEN      Director
Howard P. Allen                                             February 5, 1996


/s/ IRVING W. BAILEY,II  Director
Irving W. Bailey, II                                        February 5, 1996

/s/ RICHARD C. LAWTON    Director
Richard C. Lawton                                           February 5, 1996

/s/ F. WARREN McFARLAN   Director
F. Warren McFarlan                                          February 5, 1996

/s/ JAMES R. MELLOR
James R. Mellor          Director                           February 5, 1996

/s/ ALVIN E. NASHMAN     Director
Alvin E. Nashman                                            February 5, 1996




The Plan. Pursuant to the requirements of the Securities Act of 1933, the Computer Sciences Corporation Retirement Plans Committee has duly caused this Registration Statement to be signed on behalf of the Computer Sciences Corporation Matched Asset Plan by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 5th day of February, 1996.

                             COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN


                             By/s/ LEON J. LEVEL
                                   -----------------------
                                   Leon J. Level, Chairman
                                   Computer Sciences Corporation
                                   Retirement Plans Committee

                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
4.1           1994 Amendment and Restatement of Computer Sciences Corporation
              Matched Asset Plan, as amended

4.2 Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on November 21, 1988 (incorporated by reference to Exhibit III(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1989)

4.3           Amendment to Restated Articles of Incorporation of the
              Registrant filed with the Nevada Secretary of State on August
              11, 1992 (incorporated by reference to Appendix B to the Registrant's Proxy Statement for the Annual Meeting of
              Stockholders held on August 10, 1992)

4.4           Bylaws of the Registrant, effective January 31, 1993
              (incorporated by reference to Exhibit 3.3 to the Registrant's
              Annual Report on Form 10-K for the fiscal year ended March 31,
              1995)

4.5           Amended and Restated Rights Agreement, effective October 30,
              1995, by and between the Registrant and Chemical Mellon
              Shareholder Services, as successor Rights Agent (incorporated by reference to Exhibit 10.27 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 1995)

23.1          Consent of Deloitte & Touche LLP

24 Power of Attorney (included on pages 7 and 8 of this Registration Statement)


                                Exhibit 4.1









                      1994 AMENDMENT AND RESTATEMENT OF

                        COMPUTER SCIENCES CORPORATION

                             MATCHED ASSET PLAN

                              Table of Contents

Articles                                                          Page(s)
--------                                                          -------


ARTICLE 1.

      GENERAL                                                        1
1.1   Plan Name and Purpose                                          1
1.2   Effective Date                                                 1

ARTICLE 2.

      DEFINITIONS                                                    1
2.1   Account or Participant's Accounts                              1
2.2   Affiliated Company                                             2
2.3   Beneficiary                                                    2
2.4   Board of Directors                                             2
2.5   Break in Service                                               2
2.6   Code                                                           2
2.7   Committee                                                      2
2.8   Company                                                        3
2.9   Compensation                                                   3
2.10  Compensation Deferral Contributions                            4
2.11  Distributable Benefit                                          4
2.12  Early Retirement Date                                          4
2.13  Effective Date                                                 4
2.14  Eligibility Date                                               4
2.15  Eligible Employee                                              5
2.16  Employee                                                       5
2.17  Employment Commencement Date                                   6
2.18  ERISA                                                          6
2.19  Excess Aggregate Contribution                                  6
2.20  Excess Contribution                                            6
2.21  Excess Deferral                                                6
2.22  Family Member                                                  6
2.23  Forfeiture Account                                             6
2.24  415 Compensation                                               6
2.25  Highly Compensated Employee                                    7
2.26  Highly Compensated Former Employee                             8
2.27  Highly Compensated Participant                                 8
2.28  Hour of Service                                                8
2.30  Investment Fund                                               10
2.31  Leased Employee                                               10
2.32  Leave of Absence                                              10

                                                                   Page
                                                                   ----
2.33  Matching Contributions                                        10
2.34  Maternity or Paternity Absence                                10
2.35  Non-Elective Contribution                                     11
2.36  Non-Highly Compensated Participant                            11
2.37  Normal Retirement                                             11
2.38  Normal Retirement Age                                         11
2.39  Normal Retirement Date                                        11
2.40  Participant                                                   11
2.41  Participating Employer                                        12
2.42  Period of Severance                                           12
2.43  Plan                                                          12
2.44  Plan Administrator                                            12
2.45  Plan Year                                                     12
2.46  Postponed Retirement Date                                     12
2.47  Prior Plan                                                    12
2.48  Severance                                                     12
2.49  Severance Date                                                12
2.50  Service                                                       12
2.51  Spouse (Surviving Spouse)                                     14
2.52  Stock                                                         14
2.53  Top Paid Group                                                15
2.54  Total and Permanent Disability                                15
2.55  Trust and Trust Fund                                          15
2.56  Trust Agreement                                               16
2.57  Trustee                                                       16
2.58  Valuation Date                                                16
2.59  Vested Interest                                               16
2.60  Year of Service                                               16

ARTICLE 3.

      ELIGIBILITY AND PARTICIPATION                                 16
3.1   Eligibility to Participate                                    16

ARTICLE 4.

      COMPENSATION DEFERRALS                                        17
4.1   Compensation Deferral Agreement                               17
4.2   Modification, Revocation or Termination of Compensation
      Deferral Agreement                                            17
4.3   Amount Subject to Deferral                                    18
4.4   Limitation on Compensation Deferrals by Highly Compensated
      Employees                                                     18
4.5   Provisions for Distribution of Excess Compensation
      Deferrals By Highly Compensated Employees                     21

                                                                   Page
                                                                   ----
4.6   Provisions for Distribution of Annual Compensation
      Deferral Contributions in Excess of the Applicable Limit      22
4.7   Character of Amounts Contributed as Compensation Deferrals    22
4.8   Participant Voluntary Contributions                           23
4.9   Participant Transfer Contributions                            23

ARTICLE 5.

      EMPLOYER CONTRIBUTIONS                                        23
5.1   Amount of Employer Contributions                              23
5.2   Special Limitations on Matching Contributions                 24
5.3   Return of Excess Matching Contributions on Behalf of
      Highly Compensated Employees                                  24
5.4   Irrevocability                                                25

ARTICLE 6.

      TRUSTEE AND TRUST FUND                                        26
6.1   In General                                                    26

ARTICLE 7.

      INVESTMENT FUNDS                                              26
7.1   Investment of Matching Contributions and Retirement Accounts. 26
7.2   Investment of Accounts and Contributions                      28
7.3   Special Investment Rules.                                     29

ARTICLE 8.

      VESTING                                                       29
8.1   Vested Interest in Compensation Deferral Account,
      Retirement Account and Transfer Account                       29
8.2   Vested Interest in Matching Contributions Account             30

ARTICLE 9.

      PAYMENT OF PLAN BENEFITS                                      31
9.1   Distribution Upon Retirement                                  31
9.2   Distribution Upon Death Prior to Payment of Benefits          31
9.3   Distribution Upon Disability Prior to Retirement Date         32
9.4   Severance Prior to Normal Retirement Date                     32
9.5   Forfeitures; Restoration                                      33
9.6   Payment of Distributable Benefit                              33
9.7   Withdrawals                                                   34
9.8   Designation of Beneficiary                                    36

                                                                   Page
                                                                   ----
9.9   Facility of Payment                                           38
9.10  Payee Consent                                                 38
9.11  Additional Requirements for Distribution                      38
9.12  Direct Transfer of Distribution                               39


ARTICLE 10.

      VALUATION OF ACCOUNTS                                         40

ARTICLE 11.

      OPERATION AND ADMINISTRATION OF THE PLAN                      40
11.1  Plan Administration                                           40
11.2  Committee Powers                                              41
11.3  Investment Manager                                            42
11.4  Committee Procedure                                           42
11.5  Compensation of Committee                                     43
11.6  Resignation and Removal of Members                            43
11.7  Appointment of Successors                                     43
11.8  Records                                                       43
11.9  Reliance Upon Documents and Opinions                          43
11.10 Requirement of Proof                                          44
11.11 Reliance on Committee Memorandum                              44
11.12 Multiple Fiduciary Capacity                                   44
11.13 Limitation on Liability                                       44
11.14 Indemnification                                               45
11.15 Bonding                                                       45
11.16 Prohibition Against Certain Actions                           45
11.17 Plan Expenses                                                 46
11.18 Participant Loans                                             46

ARTICLE 12.

      MERGER OF COMPANY; MERGER OF PLAN                             46
12.1  Effect of Reorganization or Transfer of Assets                46
12.2  Merger Restriction                                            47

ARTICLE 13.

      PLAN TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS          47
13.1  Plan Termination                                              47
13.2  Discontinuance of Contributions                               47
13.3  Rights of Participants                                        48

                                                                   Page
                                                                   ----
13.4  Trustee's Duties on Termination                               48
13.5  Partial Termination                                           49
13.6  Failure to Contribute                                         49






                                                                   Page
                                                                   ----
ARTICLE 14.

      APPLICATION FOR BENEFITS                                      49
14.1  Application for Benefits                                      49
14.2  Action on Application                                         49
14.3  Appeals                                                       50

ARTICLE 15.

      LIMITATIONS ON CONTRIBUTIONS                                  51
15.1  General Rule                                                  51
15.2  Annual Additions                                              51
15.3  Other Defined Contribution Plans                              51
15.4  Combined Plan Limitation (Defined Benefit Plan)               52
15.5  Adjustments for Excess Annual Additions                       52
15.6  Disposition of Excess Amounts                                 52
15.7  Affiliated Company                                            52

ARTICLE 16.

      RESTRICTION ON ALIENATION                                     53
16.1  General Restrictions Against Alienation                       53
16.2  Nonconforming Distributions Under Court Order                 53

ARTICLE 17.

      PLAN AMENDMENTS                                               54
17.1  Amendments                                                    54

ARTICLE 18.

      MISCELLANEOUS                                                 55
18.1  No Enlargement of Employee Rights                             55
18.2  Mailing of Payments; Lapsed Benefits                          55
18.3  Addresses                                                     56
18.4  Notices and Communications                                    56
18.5  Reporting and Disclosure                                      57
18.6  Interpretation                                                57
18.7  Withholding for Taxes                                         57
18.8  Limitation on Company, Participating Employer, Committee
      and Trustee Liability                                         57
18.9  Successors and Assigns                                        57
18.10 Counterparts                                                  57

                                                                   Page
                                                                   ----
ARTICLE 19.

      TOP-HEAVY PLAN RULES                                          57
19.1  Applicability                                                 58
19.2  Definitions                                                   58
19.3  Top-Heavy Status                                              59
19.4  Minimum Contributions                                         61
19.5  Maximum Annual Addition                                       62
19.6  Vesting Rules                                                 62
19.7  Non-Eligible Employees                                        62

ARTICLE 20.

      ESOP                                                          63
20.1  Retirement and Matching Contribution Accounts                 63
20.2  Exempt Loan                                                   63
20.3  Eligible Participant                                          65

ARTICLE 21.

      ANNUITY REQUIREMENTS                                          65
21.1  Coverage                                                      65
21.2  Qualified Joint and Survivor Annuity                          65
21.3  Qualified Preretirement Survivor Annuity                      65
21.4  Optional Form of Benefit                                      66
21.5  Definitions                                                   66
21.6  Notice Requirements                                           67


                                  ARTICLE 1

                                  GENERAL


1.1 Plan Name and Purpose. The name of this Plan is the "Computer Sciences Corporation Matched Asset Plan" (the "Plan"). The purpose of this instrument is to amend and restate in its entirety the terms and conditions of the Plan.

This Plan is intended to qualify under Code Section 401(a) and with respect to the portion hereof intended to qualify as a qualified cash or deferred arrangement, to satisfy the requirements of Code Section 401(k), and with respect to the portion intended to qualify as an employee stock ownership plan, to satisfy the requirements of Code Section 4975(e)(7).

1.2 Effective Date. The original effective date of the Plan was February 1, 1967. The effective date of this amendment and restatement is January 1, 1989, except as otherwise expressly provided herein.

Except as expressly stated to the contrary herein, the provisions of this instrument amending and restating the Plan are not intended to enlarge the rights of any Participant whose employment for the Company and all Affiliated Companies terminated prior to January 1, 1989, and all questions relating to the rights of any Participant who terminated prior to January 1, 1989 shall be determined in accordance with the Plan provisions in effect at such termination unless the clear meaning of the language of this Plan document indicates a different intent.

                                  ARTICLE 2

                                 DEFINITIONS

2.1 Account or Participant's Accounts. The following Plan accounts maintained by the Committee for each Participant:

    (a) "Compensation Deferral Account" shall mean the account established and maintained for a Participant to record amounts held in the Trust Fund which are attributable to Compensation Deferral Contributions made by a Participating Employer on behalf of such Participant in accordance with
Section 5.1(a)(i) hereof.

    (b) "Matching Contributions Account" shall mean the account established and maintained for a Participant to record amounts held in the Trust Fund which are attributable to Matching Contributions made by a Participating Employer on behalf of such Participant in accordance with Section 5.1(a)(ii) hereof.

    (c) "Retirement Account" shall mean the account established and maintained for a Participant to record amounts held in the Trust Fund which are attributable solely to a Participating Employer contributions on behalf of such Participant for Plan Years ending prior to January 1, 1987.

    (d) "Transfer Account" shall mean the account established and maintained for a Participant to record amounts held in the Trust Fund which are attributable to Participant transfer contributions under Section 4.9 hereof.

2.2  Affiliated Company.

    (a) Any corporation that is included in a controlled group of corporations, within the meaning of Section 414(b) of the Code, that includes the Company,

    (b) Any trade or business (whether or not incorporated) that is under common control with the Company within the meaning of Section 414(c) of the Code,

    (c)  Any member of an affiliated service group, within the meaning of
Section 414(m) of the Code, that includes the Company, and

    (d) Any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

2.3 Beneficiary. The person or persons last designated by a Participant as set forth in Section 9.8 or, if there is no designated Beneficiary or surviving Beneficiary, the person or persons designated in Section 9.8 to receive the Distributable Benefit of a deceased Participant in such event.

2.4 Board of Directors. The Board of Directors of Computer Sciences Corporation or the Executive Committee of the Board of Directors (if duly authorized to act for and in place of the Board of Directors with respect to the Plan).

2.5 Break in Service. With respect to any Employee, a twelve consecutive month Period of Severance provided, however, that for the sole purpose of determining whether a Break in Service has occurred, the Severance Date of an Employee who is absent from Service on account of a Maternity or Paternity Absence beyond the first anniversary of the first date of absence shall be the second anniversary of the first date of such absence. The period between the first and second anniversaries of the commencement of such

Maternity or Paternity Absence shall be neither a Period of Service nor a Period of Severance.

2.6  Code.  The Internal Revenue Code of 1986 as amended from time to time.

2.7  Committee.  The Committee described in Article 11 hereof.

2.8  Company.  Computer Sciences Corporation.

2.9 Compensation. Base compensation plus any compensation under a formal sales incentive plan paid by a Participating Employer for a Plan Year by reason of services performed by a Participant, but shall not include overtime, bonuses or any other special pay. Determination of "Compensation" shall be subject to the following special rules:

    (a) Amounts deducted pursuant to authorization by a Participant or pursuant to requirements of law (including amounts of Compensation deferred in accordance with the provisions of Section 5.1(a)(i) and which qualify for treatment under Code Section 401(k) and amounts of Compensation deducted under a plan which satisfies the requirements of Section 125 of the Code) shall be included in "Compensation," except as specifically provided to the contrary elsewhere in this Plan;

    (b) All other fringe benefits, and contributions by a Participating Employer to and benefits under any employee benefit plan shall not be included in Compensation;

    (c) Amounts paid or payable by reason of services performed during any period in which an Eligible Employee is not a Participant under this Plan shall not be included in Compensation;

    (d) Amounts not included in a Participant's gross income for his current taxable year pursuant to deferred compensation plans (other than amounts described in (a) above) shall not be included in Compensation;

    (e) Amounts included in any Participant's gross income with respect to life insurance as provided by Code Section 79 shall not be included in Compensation;

    (f) Compensation in excess of $200,000 shall be disregarded except that such amount shall be adjusted at the same time and in the same manner as permitted under Code Section 415(d). In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such

Participant is either a "five percent owner" (as defined in Code Section 416(i)) of the Company or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected Family Members in proportion to each such Family Member's Compensation prior to the application of this limitation.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any periods, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

If Compensation for any prior determination period is taken into account in determining a Participant's benefit accruing in the current Plan Year, the Compensation for that prior determination is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

2.10 Compensation Deferral Contributions. Contributions described in Section 5.1(a)(i).

2.11 Distributable Benefit. The Vested Interest of a Participant in this Plan which is determined and distributable to the Participant, in accordance with the provisions of Articles 8 and 9, upon the Participant's Severance.

2.12 Early Retirement Date. The first day of the month that coincides with or next follows the date the Participant incurs a Severance after attaining at least age fifty-five (55).

2.13 Effective Date. With respect to this Amended and Restated Plan, January 1, 1989, subject, however, to the provisions of Section 1.2; with respect to the Plan, February 1, 1967.

2.14 Eligibility Date. The first day of the payroll period coinciding with or next following the date an Eligible Employee satisfies the eligibility and participation requirements as provided in
Article 3.

2.15  Eligible Employee.

    (a) Any Employee of a Participating Employer, except as noted in subsection (b) below.

    (b)  The term "Eligible Employee" does not include:

      (i) Any Employee who is covered by a collective bargaining agreement to which a Participating Employer is a party if there is evidence that retirement benefits were the subject of good faith bargaining between the Participating Employer and the collective bargaining representative, unless the collective bargaining agreement provides for coverage under this Plan.

      (ii)  Any Employee who is a "Leased Employee" as defined in Section 2.31

      (iii) Any Employee who is classified as an independent contractor by a Participating Employer without regard to whether the remuneration to such person is reported on a Form W-2 or Form 1099.

      (iv) Any Employee who is a nonresident alien and who receives no earned income (within the meaning of section 911(d)(2) of the Code) from a Participating Employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code).

2.16  Employee.

    (a) Each person currently employed in any capacity by the Company or an Affiliated Company, any portion of whose Compensation paid by the Company or an Affiliated Company is subject to withholding of income tax and/or for whom Social Security contributions are made by the Company or an Affiliated Company, or would be subject to such withholding or contributions if such compensation were paid to a resident of the United States.

    (b) "Employee" shall also include a person deemed to be employed by the Company or an Affiliated Company, pursuant to Code Section 414(n).

    (c) Although Eligible Employees are the only class of Employees eligible to participate in this Plan, the term "Employee" is used to refer to persons employed in a non-Eligible Employee capacity as well as an Eligible Employee category. Thus, those provisions of this Plan that are not limited to Eligible Employees, such as those relating to certain Service rules, apply to both Eligible and non-Eligible Employees.

2.17  Employment Commencement Date.

    (a) The date on which an Employee first performs an Hour of Service in any capacity for the Company or an Affiliated Company with respect to which the Employee is compensated or is entitled to compensation by the Company or the Affiliated Company.

    (b) In the case of an Employee who incurs a Severance and who is reemployed by the Company or an Affiliated Company, the term "Employment Commencement Date" shall mean either "Employment Commencement Date" as defined in (a) above or, if the Participant incurs a Break in Service, the first day following the Severance on which the Employee performs an Hour of Service for the Company or an Affiliated Company with respect to which he is compensated or entitled to compensation by the Company or Affiliated Company.

2.18 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

2.19 Excess Aggregate Contribution. The excess of the aggregate amount of the Compensation Deferral Contributions, Matching Contributions and Forfeitures allocated to a Highly Compensated Employee for a Plan Year over the maximum amount allowed by Code Section 401(m)(2)(A).

2.20 Excess Contribution. The excess of the Compensation Deferral Contributions made on behalf of a Highly Compensated Employee for a Plan Year over the maximum amount of such Contributions permitted under Section 4.4.

2.21 Excess Deferral. The excess of Compensation Deferral Contributions actually made on behalf of a Participant for a calendar year over the dollar limitation provided for in Code Section 402(g) applicable to such year.

2.22 Family Member. An Employee's spouse, lineal descendants and ascendants and the spouses of such lineal ascendants and descendants.

2.23 Forfeiture Account. The account established and maintained for purposes of holding any portion of a Participant's Matching Contributions Account that is forfeited by the Participant in accordance with Section 9.5.

2.24 415 Compensation. Total wages within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source) and for which the employer is required to furnish the employee a written statement under Code Section 6041(d) and 6051(a)(3), but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

2.25 Highly Compensated Employee. An Employee described in Code Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Company or Affiliated Company during the "determination year" and is in one or more of the following groups:

    (a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners".

    (b) Employees who received Includable Compensation during the "look-back year" from the Company or an Affiliated Company in excess of $75,000 (such $75,000 amount shall be adjusted at the same time and in the same manner as permitted under Section 415(d) of the Code).

    (c) Employees who received Includable Compensation during the "look-back year" from the Company or an Affiliated Company in excess of $50,000 and were in the Top Paid Group of Employees for the Plan Year (such $50,000 amount shall be adjusted at the same time and in the same manner as permitted under
Section 415(d) of the Code).

    (d) Employees who during the "look-back year" were officers of the Company (as that term is defined within the meaning of the Regulations under Code Section 416) or an Affiliated Company and received Includable Compensation during the "look-back year" from the Company or an Affiliated Company greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of three employees or 10 percent of all employees. For the purpose of determining the number of officers, Employees described in Section 2.53(a), (b), (c), and (d) shall be excluded, but such Employees shall still be considered for the purpose of identifying the particular Employees who are officers. If the Company or an Affiliated Company does not have at least one officer whose annual Includable Compensation is in excess of 50 percent of the Code Section 415(b)(1)(A) limit, then the highest paid officer of the Company or an Affiliated Company will be treated as a Highly Compensated Employee.

    (e) Employees who are in the group consisting of the 100 Employees paid the greatest Includable Compensation during the "determination year" and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-back year".

The "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the "lag period" is less than 12 months long, the dollar threshold amounts specified in (b), (c) and (d) above shall be prorated based upon the number of months in the "lag period".

The dollar threshold amounts specified in (b) and (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code
Section 911(d)(2)) from the Company or an Affiliated Company constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Company or an Affiliated Company. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Company's or Affiliated Companies retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year".

2.26 Highly Compensated Former Employee. A former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee received 415 Compensation in excess of $50,000 or was a "five percent owner". For purposes of this Section, "determination year" and "five percent owner" shall be determined in accordance with Section 2.25. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a Highly Compensated Former Employee shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

2.27 Highly Compensated Participant. Any Highly Compensated Employee who is a Participant in the Plan.

2.28  Hour of Service.  In the case of a part-time, casual or temporary
Employee:

    (a)  Hour of Service shall mean the following:

      (i) Each hour for which the Employee is paid by the Company or an Affiliated Company or entitled to payment for the performance of services as an Employee. For purposes of this Section 2.28, overtime work shall be credited as straight time.

      (ii) Each hour in or attributable to a period of time during which the Employee performs no duties (irrespective of whether he has terminated his employment) due to a vacation, holiday, illness, incapacity (including pregnancy or disability), layoff, jury duty or military duty for which he is paid or entitled to payment, whether direct or indirect. However, no such hours shall be credited to an Employee if such Employee is directly or indirectly paid or entitled to payment for such hours and if such payment or entitlement is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws or is a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

      (iii) Each hour in or attributable to a period of time during which the Employee performs no duties due to service in the Armed Forces of the United States (other than by voluntary enlistment or commission), provided that such Employee's duties for the Company or an Affiliated Company are resumed within the minimum time limits permitted under federal law after release from the Armed Forces. With respect to any such unpaid absence as set forth in this Paragraph (iii), an Employee shall be deemed to complete Hours of Service at his customary work schedule prior to the commencement of such absence.

      (iv) Each hour for which the Employee is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or an Affiliated Company, provided that such Employee has not previously been credited with an Hour of Service with respect to such hour under Paragraphs (i) or (ii) above.

    (b) Hours of Service under Paragraphs (ii) and (iv) above shall be calculated in accordance with Department of Labor Regulation 29 C.F.R. Section 2530.200b-2 (b). Hours of Service shall be credited to the appropriate computation period according to Department of Labor Regulation Section 2530.200b-2(c). However, an Employee will not be considered as being entitled to payment until the date when the Company or the Affiliated Company would normally make payment to the Employee for such Hour of Service.

    (c) Unless expressly provided to the contrary by the Board of Directors, an Employee shall not be credited with Hours of Service for periods of employment with an Affiliated Company prior to the date on which an entity becomes an Affiliated Company, or part of an Affiliated Company. Also, in the discretion of the Board of Directors, an Employee may receive Hours of Service credit for a period of employment for another entity where the Company is a successor contractor under a contract held by such other entity.

2.29 Includable Compensation. 415 Compensation plus the amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(e)(3) and 402(h)(1)(B).

2.30 Investment Fund. The Computer Sciences Corporation Stock Fund, and any of the separate Investment Funds established by the Committee which may be made available by the Committee from time to time for selection by Participants for purposes of the investment of amounts contributed to this Plan, as provided in Section 7.2.

2.31 Leased Employee. Any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient if:

    (a)  such employee is covered by a money purchase pension plan providing:

      (i) a non-integrated employer contribution rate of at least ten percent of Includable Compensation;

      (ii)  immediate participation; and

      (iii) full and immediate vesting.

    (b) Leased Employees do not constitute more than 20% of the recipient's Non-Highly Compensated Employees.

2.32 Leave of Absence. Any absence without pay authorized by the Participating Employer under its standard personnel practices. All persons under similar circumstances shall be treated alike in the granting of such Leaves of Absence.

2.33 Matching Contributions. Participating Employer contributions described in Section 5.1(a)(ii).

2.34 Maternity or Paternity Absence. An absence from work for any period for any of the following reasons:

    (a)  The pregnancy of the Employee,

    (b)  The birth of a child of the Employee,

    (c) The placement of a child with the Employee in connection with the adoption of the child by the Employee, or

    (d) For purposes of caring for the child for a period beginning immediately following the birth or placement referred to in subparagraphs (b) or (c) above.

Notwithstanding the foregoing, a period of absence shall be treated as a Maternity or Paternity Absence only if the Employee claims that such absence qualifies as a Maternity or Paternity Absence and furnishes such proof and information regarding such absence as the Committee reasonably requires.

A Maternity or Paternity Absence shall be recognized solely for purposes of determining whether or not an Employee has incurred a Break in Service. Accordingly, such a Maternity or Paternity Absence shall not result in an accrual of Service for purposes of the benefit accrual provisions of this Plan.

2.35 Non-Elective Contribution. The Participating Employer's contributions to the Plan excluding, however, contributions made pursuant to the Participant's Compensation deferral agreement provided for in Section 4.1 and any Qualified Non-Elective Contribution.

2.36 Non-Highly Compensated Participant. Any Participant who is neither a Highly Compensated Employee nor a Family Member.

2.37 Normal Retirement. A Participant's termination of employment on or after attaining the Plan's Normal Retirement Date (other than by reason of death or Total and Permanent Disability).

2.38  Normal Retirement Age.  Sixty-five (65).

2.39 Normal Retirement Date. The first day of the month which coincides with or next follows the date the Participant attains Normal Retirement Age.

2.40 Participant. An Eligible Employee who is entitled to participate in the Plan. If a Participant is transferred from one Participating Employer to another Participating Employer, he shall automatically become a Participant under the Plan with such other Participating Employer if he continues to be an Eligible Employee; further, he shall continue to be a Participant with respect to his benefits accrued at the date of-transfer during the period that he is a Participant under the Plan with such Participating Employer. If a Participant becomes represented by a collective bargaining agent or is included in a collective bargaining unit, and thereby becomes ineligible to continue to make Compensation Deferral Contributions because he is no longer an Eligible Employee, he shall continue to be a Participant with respect to his benefits accrued to the date of his change of status during the period of his subsequent Service.

2.41  Participating Employer.

    (a)  Computer Sciences Corporation, and

    (b) any Affiliated Company which the Board of Directors has designated as a Participating Employer with respect to this Plan and related Trust.
Attached hereto as Schedule A is a list of the Affiliated Companies that are designated a Participating Employer.

2.42 Period of Severance. The period of time commencing on an Employee's Severance Date and ending on the Employee's Employment Commencement Date, if any, following thereafter.

2.43 Plan. The Computer Sciences Corporation Matched Asset Plan as set forth herein, and as it may be amended from time to the.

2.44 Plan Administrator. The administrator of the Plan, within the meaning of Section 3(16)(A) of ERISA. The Plan Administrator shall be Computer Sciences Corporation.

2.45 Plan Year. The twelve month period beginning each January 1 and ending on the following December 31.

2.46 Postponed Retirement Date. The first day of the month following the month in which a Participant terminates employment after his normal Retirement Date.

2.47 Prior Plan. The Computer Sciences Corporation Employee Stock Purchase Plan," as in effect prior to January 1, 1987.

2.48 Severance. The termination of an Employee's employment, in any capacity, with the Company and Affiliated Companies, by reason of such Employee's death, resignation, dismissal or otherwise. For the purposes of this Plan, an Employee shall be deemed to have incurred a Severance on the date on which he dies, resigns, is discharged, or his employment with the Company and its Affiliated Companies otherwise terminates (including a failure to return to work on or before the date on which he is scheduled to return to work after the termination of a Leave of Absence, which failure shall be deemed to constitute a termination of employment as of such date of scheduled return).

2.49 Severance Date. In the case of any Employee who incurs a Severance, the day on which such Employee is deemed to have incurred said Severance, determined in accordance with the provisions of Section 2.48.

2.50 Service. With respect to any regular full-time Employee, the Service of such Employee, determined in accordance with the following rules:

    (a) An Employee shall receive Service credit for the elapsed period of time between each Employment Commencement Date of such Employee and the Severance Date which immediately follows said Employment Commencement Date.
By way of illustration of the foregoing general rule, and not in limitation thereof, an Employee shall receive Service credit for any period of authorized Leave of Absence (until such Employee incurs a Severance (if any) during such authorized Leave of Absence), including any leave for service in the United States armed forces as may be required pursuant to applicable federal law, including any provision of such law requiring that such Employee on military leave apply for reemployment and/or be rehired by the Company following his military duty. An Employee who is absent from work on an authorized Leave of Absence shall be deemed to have incurred a Severance (if any) as of the date specified in Section 2.48 hereinabove.

    (b) An Employee shall also receive Service credit for periods between a Severance and a subsequent Employment Commencement Date in accordance with the following rules:

      (i) If an Employee incurs a Severance by reason of a quit, discharge or retirement (other than a Severance occurring during an approved Leave of Absence, as provided in Section 2.50(b)(ii)), and such Employee is thereafter reemployed by the Company or an Affiliated Company prior to his incurring a Break in Service, he shall receive Service credit for the period commencing with his Severance Date and ending with his Employment Commencement Date following thereafter; and

      (ii) If an Employee is on an approved Leave of Absence and then incurs a Severance by reason of a quit, discharge or retirement during such Leave of Absence, and such Employee is thereafter reemployed by the Company or an Affiliated Company within twelve (12) months of the date on which he discontinued active employment and commenced such Leave, he shall receive Service credit for the period commencing with the date on which he was first absent from employment and ending with his Employment Commencement Date following thereafter.

      (iii) Other than as expressly set forth above in this Section 2.50, an Employee shall receive no Service credit with respect to periods between a Severance Date and a subsequent Employment Commencement Date.

      (iv) Periods of Maternity or Paternity Absence shall be included in a period of Service for purposes of computing Vested Interests under Section 8.2.

    (c) In the case of any Employee who incurs a Break in Service and who, immediately preceding such Break, did not have any Vested Interest under this Plan, if his Period of Severance giving rise to such Break equals or exceeds his Parity Period, as defined below, then such period of Service prior to said Break in Service shall not be taken into account under this Plan. Such Service credit accrued before such Break shall be deemed not to include any period of Service not required to be taken into account under this Section
2.50 by reason of any prior Break in Service. For purposes of this Section 2.50(c), the term Parity Period shall mean:

      (i)   For Plan Years commencing before January 1, 1985, the
Participant's Service credit accrued prior to the Period of Severance giving rise to said Break;

      (ii)  For Plan Years commencing after December 31, 1984, the greater of
(A) five (5) Years of Service, or (B) the Period described in Section 2.50(c)(i) above.

Service credit accrued before a Break in Service shall be deemed not to include any period or Periods of Service not required to be taken into account under this Section 2.50(c) or under the terms of the Plan as in effect prior to January 1, 1985 by reason of any prior Break in Service.

    (d) An Employee shall be credited with Service with respect to a period of employment with an Affiliated Company, but only to the extent that such period of employment would be so credited under the foregoing rules set forth in this Section 2.50 had such Employee been employed during such period by a Participating Employer. Notwithstanding the foregoing, unless provided by the Board of Directors, or unless otherwise expressly stated in this Plan, such an Employee shall not receive such Service credit for any period of employment with an Affiliated Company prior to such entity becoming or becoming a part of, an Affiliated

Company. Also, in the discretion of the Board of Directors, an Employee may receive Service credit for a period of employment for another entity where the Company is the successor contractor under a contract held by such other entity.

2.51 Spouse (Surviving Spouse). The person to whom a Participant is legally married, provided that a former spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as a Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

2.52 Stock. Common stock of Computer Sciences Corporation and shares of stock of Computer Sciences Corporation or of another corporation for which such common stock shall be exchanged, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, consolidation or other change in the corporate stock structure.

2.53 Top Paid Group. The top 20 percent of Employees who performed services for the Company or an Affiliated Company during the applicable year, ranked according to the amount of Includable Compensation received from the Company or an Affiliated Company during such year. Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Company or an Affiliated Company. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2) from the Company or an Affiliated Company constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

    (a)  Employees with less than six (6) months of service;

    (b)  Employees who normally work less than 17-1/2 hours per week;

    (c)  Employees who normally work less than six 6 months during a year; and

    (d)  Employees who have not yet attained age 21.

In addition, if 90 percent or more of the Employees of the Company or an Affiliated Company are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Company or an Affiliated Company and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

2.54 Total and Permanent Disability. An individual shall be considered to be suffering from a Total and Permanent Disability if the Committee determines that he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. An individual's disabled status shall be determined in the sole discretion of the Committee, based on such evidence as the Committee determines to be sufficient.

2.55 Trust and Trust Fund. The assets of the trust established under the Trust Agreement pursuant to Article 6.

2.56 Trust Agreement. The one or more agreements entered into between the Company and a Trustee in accordance with the provisions of Article 6 for the purpose of holding contributions and earnings under this Plan.

2.57 Trustee. Any successor or other corporation or person or persons acting as a trustee of the Trust Fund.

2.58 Valuation Date. The last business day of each calendar month, as of which the fair market value of each Investment Fund and of Participants' Accounts shall be determined. The Committee may in its discretion adopt a daily Valuation Date for all Accounts.

2.59 Vested Interest. That portion of the interest of a Participant in his Accounts which is at all times fully vested and nonforfeitable.

2.60 Year of Service. "Year of Service" for a regular full-time Employee, shall mean for all purposes of this Plan, three hundred sixty-five (365) days of Service. "Year of Service" for a part-time, casual or temporary Employee, shall mean for purposes of eligibility to participate in this Plan, the completion of 1,000 Hours of Service during a 12 consecutive month period. Such period shall initially begin on an Employee's Employment Commencement Date. If such Employee does not complete 1,000 Hours of Service within that initial 12 consecutive month period, subsequent 12 consecutive month periods shall commence with the first Plan Year which commences prior to the first anniversary of the Employee's Employment Commencement Date. For purposes of determining the Vested Interest of a part-time, casual or temporary Employee, Years of Service shall be calculated in the same manner as it is for a regular full-time Employee.

                                  ARTICLE 3

                        ELIGIBILITY AND PARTICIPATION

3.1  Eligibility to Participate.


    (a) A regular fulltime Eligible Employee under age 40 shall become eligible to participate in this Plan on an Eligibility Date coinciding with or next following the later of (i) the date he attains age 21, or (ii) the first anniversary of the Employee's Employment Commencement Date.

    (b) A regular fulltime Eligible Employee age 40 or older shall become eligible to participate in this Plan on an Eligibility Date coinciding with or next following the later of (i) his Employment Commencement Date, or (ii) the date he attains age 40.

    (c) A part-time, casual or temporary Eligible Employee under age 40 shall become eligible to participate in this Plan on an Eligibility Date coinciding with or next following the later of (i) the date he attains age 21, or (ii) the first anniversary of his Employment Commencement Date provided that by such first anniversary the Eligible Employee shall have completed a Year of Service. If an Eligible Employee does not complete a Year of Service by his or her first anniversary, a Year of Service shall thereafter be calculated on a calendar year basis, beginning with the first January 1 occurring after the Employee's Employment Commencement Date. A part-time, casual or temporary Eligible Employee age 40 or older shall be eligible to participate in this Plan on the Eligibility Date coinciding with or next following the later of the date he attains age 40, or (ii) the first anniversary of his Employment Commencement Date.

    (d) If an Eligible Employee ceases to be an Eligible Employee he shall again become eligible to participate in the Plan on the date he again becomes an Eligible Employee.

                                  ARTICLE 4

                           COMPENSATION DEFERRALS

4.1  Compensation Deferral Agreement.

    (a) Each Eligible Employee who desires to have Compensation Deferral Contributions made on his behalf shall enter into a Compensation deferral agreement with his Participating Employer to have a percentage of his Compensation deferred for each payroll period for which such Compensation deferral agreement is in effect. Such percentage shall be a whole percentage of Compensation up to the maximum permissible dollar amount under the Plan. The Participating Employer shall make Compensation Deferral Contributions on behalf of the Participant in accordance with Section 5.1(a)(i).

    (b) The Compensation deferral agreement shall remain in effect throughout that Plan Year and all subsequent Plan Years until such agreement is modified, revoked or terminated, pursuant to Section 4.2, or the Participant ceases to be an Eligible Employee. A Compensation deferral agreement shall be made in such form and manner as the Committee shall prescribe or approve.

4.2  Modification, Revocation or Termination of Compensation Deferral
Agreement.

    (a) A Participant may change the percentage of his Compensation Deferral Contributions once during a calendar quarter as of the first day of any payroll period, by delivering to the Committee his written notice of such change at least thirty (30) days before the effective date of the change.

    (b) A Participant may revoke his Compensation deferral agreement as of the first day of any payroll period by delivering to the Committee his written notice of such revocation at least thirty (30) days before the first day of the payroll period. A revocation shall remain in effect throughout that Plan Year and all subsequent Plan Years until the Participant enters into a new Compensation deferral agreement with his Employer pursuant to Section 4.1. A Participant who revokes his Compensation deferral agreement may not resume Compensation deferrals before the first payroll period beginning at least three (3) full calendar months following the effective date of the revocation.

    (c) A Participant's Compensation deferral agreement shall automatically terminate if he ceases to be an Eligible Employee. If he again becomes an Eligible Employee and desires to again defer a portion of his Compensation, it shall be his responsibility to enter into a new Compensation deferral agreement in order to resume Compensation deferrals.

    (d) The Committee may prescribe such rules as it deems necessary or appropriate regarding the modification, revocation or termination of a Participant's Compensation deferral agreement.

    (e) It shall be the responsibility of an Eligible Employee who elects Compensation Deferral Contributions to be made to this Plan to verify that the amounts of Compensation deferrals are in accordance with his Compensation deferral agreement, and investment of such deferrals is in accordance with his investment designations.

4.3  Amount Subject to Deferral.

    (a) No Participant shall be permitted to make Compensation Deferral Contributions in any calendar year in excess of $7,000, or such greater amount as may be determined from time to time by the Secretary of the Treasury pursuant to Code Section 402(g)(5). In the event a Participant's Compensation Deferral Contributions exceed the $7,000 limitation or such greater amount as determined in the previous sentence for any calendar year for any reason, such excess contributions and any income allocable thereto shall be returned to the Participant, as provided in Section 4.6.

    (b) The Committee may prescribe such rules as it deems necessary or appropriate regarding deferrals under Section 4.1(a), including rules regarding the maximum amount that a Participant may defer under Section 4.1(a) and the timing of a deferral election. These rules shall apply to all Employees eligible to enter into a Compensation deferral agreement described in Section 4.1, except to the extent that the Committee prescribes special or more stringent rules applicable only to Highly Compensated Employees.

4.4 Limitation on Compensation Deferrals by Highly Compensated Employees. With respect to each Plan Year, Compensation Deferral Contributions by Highly Compensated Employees under the Plan for the Plan Year shall not exceed the limitations on contributions by or on behalf of Highly Compensated Employees under Section 401(k) of the Code, as provided in this Section. In the event that Compensation Deferral Contributions under this Plan by or on behalf of Highly Compensated Employees for any Plan Year exceed the limitations of this Section for any reason, such excess contributions and any income allocable thereto shall be returned to the Participant, as provided in Section 4.5.

    (a) The Compensation Deferral Contributions by a Participant who is a Highly Compensated Employee for a Plan Year shall satisfy one of the following tests:

      (i) The "Actual Deferral Percentage" for Eligible Employees who are Highly Compensated Employees shall not be more than the "Actual Deferral Percentage" of all other Eligible Employees multiplied by 1.25, or

      (ii) The excess of the "Actual Deferral Percentage" for Eligible Employees who are Highly Compensated Employees over the "Actual Deferral Percentage" for all other Eligible Employees shall not be more than two percentage points, and the "Actual Deferral Percentage" for "Highly Compensated Employees" shall not be more than the "Actual Deferral Percentage" of all other Eligible Employees multiplied by 2.00. The use of the alternative method by a Highly Compensated Employee may be subject to certain "multiple use" restrictions as set forth in Treasury Regulation Section 1.401(m)-(2), the provisions of which are hereby incorporated by reference.

    (b) For the purposes of this Article 4, "Actual Deferral Percentage" means, with respect to Eligible Employees who are Highly Compensated Employees and all other Eligible Employees for a Plan Year, the average of the ratios, calculated separately for each Employee in such group, of the amount of Compensation Deferral Contributions under the Plan on behalf of each Employee for such Plan Year to such Employee's Includable Compensation for such Plan Year.

    (c) In the event that as of the last day of a Plan Year this Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other Plans which include arrangements under Code
Section 401(k), then this Section 4.4 shall be applied by determining the Actual Deferral Percentages of Eligible Employees as if all such plans were a single plan.

    (d) For the purposes of this Section, the Actual Deferral Percentage for any Highly Compensated Employee who is a Participant under two or more Code
Section 401(k) arrangements of the Company or an Affiliated Company shall be determined by taking into account the Highly Compensated Employee's Compensation under each such arrangement and contributions under each such arrangement which qualify for treatment under Code Section 401(k).

    (e) For the purpose of determining the Actual Deferral Percentage of a Highly Compensated Employee who is subject to the "family member" aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Company or one of the ten (10) Highly Compensated Employees paid the greatest Includable Compensation during the year, the following shall apply:

      (i) The combined Actual Deferral Percentage for the family group (which shall be treated as one Highly Compensated Employee) shall be determined by aggregating Compensation Deferral Contributions and Compensation of all eligible family members (including Highly Compensated Employees). In applying the $200,000 (or $150,000 as the case may be) limit to Includable Compensation, family members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

      (ii) The Compensation Deferral Contributions and Compensation of all family members shall be disregarded for purposes of determining the Actual Deferral Percentage of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (i) above.

      (iii) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (i) and (ii) above.

    (f) For purposes of this Section, the amount of Compensation Deferral Contributions by a Participant who is not a Highly Compensated Employee for a Plan Year shall be reduced by any Compensation Deferral Contributions in excess of $7,000 (as adjusted upward by the Secretary of Treasury) which have been distributed to the Participant under Section 4.6, in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.

    (g)  The determination and treatment of Compensation Deferral
Contributions and the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

4.5 Provisions for Distribution of Excess Compensation Deferrals By Highly Compensated Employees. The Committee shall determine, as soon as is reasonably possible following the close of each Plan Year, the extent, if any, to which the Compensation Deferral Contributions by Highly Compensated Employees do not satisfy one of the tests set forth in Section 4.4. If Excess Compensation Deferral Contributions exist, the Committee shall on or before the fifteenth day of the third month following the end of the Plan Year, distribute the excess portion of the Compensation Deferral Contributions to the Highly Compensated Employee having the highest actual deferral ratio until one of the tests set forth in Section 4.4 is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Employee having the second highest actual deferral ratio. This process shall continue until one of the tests set forth in Section 4.4 is satisfied. For each Highly Compensated Employee, the amount of Excess Contributions is equal to the Compensation Deferral Contributions on behalf of such Highly Compensated Employee (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Employee's actual deferral ratio (determined after application of this paragraph) by his Compensation. However, in determining the amount of Excess Contributions to be distributed and/or recharacterized with respect to an affected Highly Compensated Employee as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Employee for his taxable year ending with or within such Plan Year.

    (a) With respect to the distribution of Excess Contributions such distribution:

      (i) may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

      (ii)  shall be adjusted for income; and

      (iii) shall be designated by the Committee as a distribution of Excess Contributions (and Income).

    (b) Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and income.

    (c) If the determination and correction of Excess Contributions is that of a Highly Compensated Employee whose actual deferral ratio is determined under the family aggregation rules, then the actual deferral ratio shall be reduced as required herein, and the Excess Contributions for the family unit shall be allocated among the family members in proportion of the Compensation Deferral Contributions of each family member that were combined to determine the group actual deferral ratio. Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to be compliance with this paragraph.

4.6 Provisions for Distribution of Annual Compensation Deferral Contributions in Excess of the Applicable Limit.

    (a) In the event that the Compensation Deferral Contributions by a Participant under this Plan and "elective deferrals" (as defined in Treasury Regulations Section 1.402(g)-1(b)) under all other plans, contracts, or arrangements of the Employer shall exceed the "applicable limit" (as defined in Treasury regulation Section 1.402(g)-1(d)) for the Participant's taxable year, then such excess Compensation Deferral Contributions shall be distributed to the Participant (after withholding applicable federal, state and local income taxes due on such amounts) on or before the first April 15 following the close of the calendar year in which such excess contribution is made; provided, however, if there is a loss allocable to the excess Compensation Deferral Contribution, the amount distributed shall be the excess contribution amount adjusted to reflect such loss. Income or loss shall be allocated to the Excess Compensation Deferral Contribution by the same method used to allocate income or loss to Participants' Accounts. The Committee shall not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by incorrectly estimating the amount of any Participant's Compensation Deferral Contributions in excess of the limitations of this
Article 4 and any income allocable to such excess.

    (b) On or before March 1, a Participant may submit a claim to the Committee in which he certifies in writing the specific amount of his Compensation Deferral Contributions for the preceding calendar year which, when added to amounts deferred for such calendar year under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, will cause the Participant to exceed the "applicable limit" for the calendar year in which the deferral occurred. Notwithstanding the amount of the Participant's Compensation Deferral

Contributions under the Plan for such preceding calendar year, the Committee shall treat the amount specified by the Participant in his claim as a Compensation Deferral Contribution in excess of the "applicable limit" for such calendar year and return such excess, as adjusted for any income or loss allocable thereto, to the Participant as provided in (a) above.

    (c) Any excess Compensation Deferral Contributions shall be treated as Annual Additions under Article 15 for the Plan Year for which the excess Compensation Deferral Contributions were made unless such excess is distributed to a Participant in accordance with this Section.

4.7 Character of Amounts Contributed as Compensation Deferrals. Amounts deferred pursuant to the Compensation deferral agreement described above in
Section 4.1 (and which qualify for treatment under Code Section 401(k) and are contributed to the Trust Fund pursuant to Article 6) shall be treated, for federal and state income tax purposes, as Employer contributions.

4.8 Participant Voluntary Contributions. A Participant shall not be permitted to make any voluntary after-tax contributions to the Plan.

4.9 Participant Transfer Contributions. Effective as of a Participant's Eligibility Date, or such later date as may be determined by the Committee, the account, if any, of such Participant then held in trust under another plan that satisfies the requirements of Code Section 401(a), or in an individual retirement account which is attributable solely to a rollover contribution within the meaning of Code Section 408(d)(3), may be transferred to this Plan and credited to the Participant's Transfer Account in accordance with rules which the Committee shall prescribe from time to time; provided, however, the Committee determines that the continued qualification of this Plan would not be adversely affected by such transfer. In the case of a transfer to this Plan of a Participant's account under a Plan of an Affiliated Company, such transfer shall be made directly from the trustee of the plan of such Affiliated Company to the Trustee of this Plan. Any amount transferred in accordance with this Section 4.9 shall not be subject to distribution to the Participant except as expressly provided under the terms of this Plan.

                                  ARTICLE 5

                           EMPLOYER CONTRIBUTIONS

5.1  Amount of Employer Contributions.

    (a) Subject to the requirements and restrictions of this Article 5 and Articles 6 and 15 an Employer shall make contributions to the Plan as follows:

      (i) As of the last day of each calendar month, the Employer shall make a Compensation Deferral Contribution on behalf of a Participant equal to the amount of Compensation deferred by the Participant for each payroll period ending within such calendar month pursuant to the Compensation deferral agreement described in Section 4.1 hereunder, provided such Compensation Deferral Contribution qualifies for tax treatment under Code Section 401(k). The Compensation Deferral Contribution on behalf of the Participant for each payroll period ending within the calendar month shall be paid to the Trustee prior to the end of the calendar month next following the calendar month to which the Compensation Deferral Contribution applies, and in no event later than thirty (30) days following the close of the Plan Year to which it applies.

      (ii) As of the last day of each calendar month, the Employer shall make a Matching Contribution on behalf of a Participant in an amount equal to fifty percent (50%) of the first three Percent (3%) of the Compensation Deferral Contribution on behalf of the Participant for each payroll period ending within such calendar month, provided the Participant's Compensation Deferral Contribution qualifies for tax treatment under Code Section 401(k). Matching Contributions shall be paid to the Trustee prior to the end of the calendar month next following the calendar month to which the Matching Contribution applies.

    (b) In no event shall contributions made under Section 5.1(a)(ii) above for any Plan Year be made later than the time prescribed by law for the deduction of such contribution for purposes of the Employer's Federal income tax, as determined by the applicable provisions of the Code.


5.2 Special Limitations on Matching Contributions. With respect to each Plan Year, Matching Contributions under the Plan for the Plan Year shall not exceed the "actual contribution percentage" test of Code Section 401(m)(2). In the event that Matching Contributions under this Plan on behalf of Highly Compensated Employees for any Plan Year exceed the "actual contribution percentage" test of Code Section 401(m)(2) for any reason, such excess Matching Contributions and any income allocable thereto shall be disposed of in accordance with Section 5.3. The provisions of Code Sections 401(m)(2) and 401(m)(9) and Regulation Sections 1.401(m)-1(b) and 1.401(m)-2 are hereby incorporated by reference.

5.3 Return of Excess Matching Contributions on Behalf of Highly Compensated Employees.

    (a) The Committee shall determine, as soon as is reasonably possible following the close of the Plan Year, the extent (if any) to which Matching Contributions on behalf of Highly Compensated Employees may cause the Plan to exceed the limitations of Section 5.2 for such Plan Year. If, pursuant to the determination by the Committee, Matching Contributions on behalf of a Highly

Compensated Employee may cause the Plan to exceed such limitations, then the Committee shall take the following steps:

      (i) First, any excess Matching Contributions on behalf of Highly Compensated Employee shall be forfeited, to the extent forfeitable under the Plan. Amounts of excess Matching Contributions forfeited by Highly Compensated Employees under this Section shall be applied to the maximum extent practicable, to reduce the Employer's Matching Contribution for the Plan Year for which the excess Matching Contribution was made and succeeding Plan Years, as necessary.

      (ii) If any excess remains after the provisions of (i) above are applied, any excess Matching Contributions which are non-forfeitable under the Plan, and any income allocable thereto, shall be distributed to the Highly Compensated Employee (after withholding applicable federal, state and local income taxes due on such amount) within two and one-half (2-1/2) months following the close of the Plan Year for which the excess Matching Contribution was made, but in no event later than the end of the first Plan Year following the Plan Year for which the excess Matching Contribution was made, notwithstanding any other provision in this Plan.

    (b) For purposes of this Section, the amount of any excess Matching Contributions on behalf of a Highly Compensated Employee for a preceding Plan Year under Section 5.2, and any income or loss allocable to any excess Matching Contributions, shall be determined by the Committee in accordance with Section 4.6(a) The Committee shall not be liable to any Highly Compensated Employee (or his Beneficiary, if applicable) for any losses caused by incorrectly estimating the amount of any excess Matching Contributions on behalf of a Highly Compensated Employee and the earnings attributable to such excess.

    (c) Any excess Matching Contribution forfeited by or distributed to a Highly Compensated Employee in accordance with this Section shall be treated as an Annual Addition under Article 15 for the Plan Year for which the excess contribution was made. In addition, any forfeited amount reallocated to the account of another Participant shall be treated as an Annual Addition with respect to such Participant.

5.4 Irrevocability. An Employer shall have no right or title to, nor interest in, the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to an Employer except that on and after the Effective Date funds may be returned to the Employer as follows:

    (a) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to ERISA Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

    (b) Any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the Contribution by the Employer under the Code, and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.



                                  ARTICLE 6

                            TRUSTEE AND TRUST FUND

6.1 In General. The Company has entered into a Trust Agreement with a Trustee creating the Trust Fund. Such Trust Agreement provides for the administration of the Trust Fund by the Trustee. The Trust Fund shall be invested in accordance with provisions of the Plan and Trust Agreement and shall be held-in trust for the exclusive benefit of Participants or their Beneficiaries. The Committee, may, without further reference to or action by any Participant, from time to time (i) enter into such further agreements with the Trustee or other parties and make such amendments to the Trust Agreement or said further agreements as it may deem necessary or desirable to carry out the Plan, (ii) designate a successor Trustee or successor Trustees and (iii) take such other steps and execute such other instruments as it may deem necessary or desirable to carry out the provisions thereof.


                                  ARTICLE 7

                               INVESTMENT FUNDS

7.1 Investment of Matching Contributions and Retirement Accounts. Except as provided in Section 7.1(l), Matching Contributions and Retirement Accounts shall be invested in the Computer Sciences Corporation Stock Fund, subject to a Participant's right to transfer amounts to another Investment Fund pursuant to the provisions of Section

7.3 and 20.3(a). Investments in the Computer Sciences Corporation Stock Fund shall be subject to the following special rules:

    (a) The Trustee shall promptly invest Matching Contributions paid into the Trust Fund, together with interest, dividends and other income and cash receipts of the Computer Sciences Corporation Stock Fund, in Computer Sciences Corporation Stock. Notwithstanding the foregoing, the Trustee may defer investment of Matching Contributions, interest, dividends and other cash receipts in such Computer Sciences Corporation Stock for a reasonable period following the date of receipt by the Trustee of each such item if such action is deemed by it to be in the best interest of the Participants. The Trustee may sell any such Computer Sciences Corporation Stock and defer reinvestment of the proceeds therefrom for a reasonable period following the date of such sale if such action is deemed by it to be in the best interests of the Participants.

    (b) During the period that investment or reinvestment of funds in such Computer Sciences Corporation Stock is deferred, the Trustee may invest such funds in one or more interest bearing savings accounts of a bank, in one or more accounts in an insured savings and loan association, in time certificates of deposit (including those issued by the Trustee bank), in bankers' acceptances (including those accepted by the Trustee bank), in other short-term investment grade obligations issued by the United States, any State thereof, any political subdivision of the United States or any State thereof, or any commercial entity (including the Trustee bank) other than the Company, or in units of the Trustee bank's qualified commingled fund as may be selected by the Committee, in which event, a Declaration of Trust therefor is hereby made a part hereof as if set forth at length herein, and money of the Trust so invested in said fund shall be held and administered by the Trustee bank, as Trustee, strictly in accordance with the terms of and under the power granted in said Declaration of Trust, as it may be amended from time to time.

    (c) Stock shall be purchased or sold by the Trustee (i) on a national securities exchange, (ii) from or to the Employer, or (iii) elsewhere, as the Committee may direct. If any purchases or sales are made other than on a national securities exchange, the price shall in the case of a purchase be no more than, or in the case of a sale be no less than, the closing quotation on the date of such purchase or sale of such Stock on the national securities exchange upon which the Stock is traded, adjusted for brokerage fees, commission and other handling charges. Subject to Committee direction, the Trustee may exercise or sell any options, rights or warrants which entitle the Trustee to subscribe to or purchase Stock. If any sales are made other than on a national securities exchange, the price shall be no less than the closing quotation on the date of such sale for such options, rights or warrants, adjusted for brokerage fees, commissions and other handling charges.

    (d) The voting or proxy or other rights with respect to such Stock shall be passed through to Participants as provided in this Section. Each Participant shall be entitled to direct the Trustee as to the manner in which Stock then allocated to his or her account(s) will be voted. Such directions may be achieved through the use of proxy or similar statements delivered to the Participants with respect to the Stock allocated to their accounts.

    (e) In the case of any allocated Stock with respect to which Participants are entitled to issue directions pursuant to the foregoing and for which such directions are not received by the Trustee, the Committee shall in its discretion, direct the Trustee as to the manner in which such Stock shall be voted.

    (f) In the case of any allocated Stock with respect to which Participants are not entitled to issue directions pursuant to the foregoing, and with respect to all unallocated Stock, the Committee shall, in its sole discretion, direct the Trustee as to the manner in which such Stock shall be voted.

    (g) In the event that no Stock voting rights are required by law or the terms of the Plan to be passed through to Participants, the Stock shall be voted by the Trustee as directed by the Committee.

    (h) Directions under this provision as to the manner in which Stock shall be voted shall be certified to the Trustee by the Committee or any agent designated thereby, provided such directions are received by the Trustee at least five (5) days before the date set for the meeting at which the shares are to be voted. The Committee shall provide any information requested by the Trustee that is necessary or convenient in connection with obtaining and preserving the confidentiality of the Participant's directions.

    (i) In the case of a tender or exchange offer, the Trustee shall tender whole shares of Stock allocated to the accounts of Participants only as and to the extent instructed by such Participants. If the Trustee shall not receive instructions from a Participant regarding any such tender or exchange offer for such Stock, the Trustee shall take no action with respect thereto.

    (j) The Employer shall be solely responsible to provide the Participants on a timely basis all such offering materials, information, notifications, requests and other materials as may be necessary or desirable in the exercise of the authority reserved to the participants and the Trustee shall have no responsibility with respect to any communication or the absence of timeliness thereof.

    (k) Stock shall be valued on the basis of the closing quotation for shares of Stock on the national securities exchange upon which such Stock is then traded. The value of such Stock, and the fair market value of other assets in the Stock Fund, shall be determined by the Trustee based upon such sources of information as it may deem reliable including, but not limited to, information reported in (1) newspapers of general circulation, (2) standard financial periodicals or publications, (3) statistical and valuation services, (4) the records of securities exchanges, investment managers or brokerage firms deemed by the Trustee to be reliable, or any combination thereof.

    (l) The Matching Contributions and Retirement Account of a Participant who is an employee of a joint venture in which a Participating Employee has less than an 80% interest in capital or profits shall not be invested in the Computer Sciences Stock Fund, but instead shall be subject to the investment provisions of Section 7.2.

7.2 Investment of Accounts and Contributions. In accordance with rules of uniform application which the Committee may from time to time adopt and subject to any limitations set forth in this Article 7, each Participant shall have the right to designate one or more of the Investment Funds established by the Committee for the investment of his Compensation Deferral Contributions Account and his Transfer Account under the Plan (and in the case of an "Eligible Participant," as defined in Section 7.3(a) or 20.3(a) and a Participant described in Section 7.1(l), his Matching Contributions Account and Retirement Account) as made available by the Committee, in accordance with the following rules:

    (a) Investment of Accounts in an Investment Fund shall be in such amounts or percentages as the Committee shall prescribe from time to time.

    (b) With at least 30 days written notice to the Committee, a Participant may, (i) make a designation with respect to the amount standing to his credit in. such Accounts effective as of the last business day of any calendar quarter; and (ii) make a designation with respect to future Compensation Deferral Contributions (but not as to Matching Contributions) effective as of the first day of any payroll period that coincides with or immediately follows the first day of a calendar quarter.

    (c) Investment Funds may, from time to time, hold cash or cash equivalent investments (including interests in any fund maintained by the Trustee as provided in the Trust Agreement) resulting from investment transactions relating to the property of said Fund; provided, however, that neither the Committee, the Company, the Employer, the Trustee or any other person shall have any duty or responsibility to cause such Funds to be held in cash or cash equivalent investments for investment purposes. In the case of any Investment Fund under the management and control of an Investment Manager appointed by the Committee in accordance with Section 11.3, neither the Committee, the Company, the Employer, the Trustee, nor any other person shall have any responsibility or liability for investment decisions made by such Investment Manager.

7.3  Special Investment Rules.

    (a) Notwithstanding the provisions of Section 7.1, an "Eligible Participant," as defined in Section 20.3, may designate any one or more of the Investment Funds for the investment of his Matching Contributions Account or Retirement Account in accordance with the rules described in Section 7.2.

    (b) If payment of a Participant's Distributable Benefit cannot be made within 120 days following his Severance Date, the Committee, in its sole discretion, may direct that such Participant's Accounts not invested in an income-oriented Investment Fund as of such Severance Date be transferred to such an Investment Fund, effective as of the last day of a calendar quarter, and held in such Fund until payment can be made. The Committee may at its sole discretion charge such a Participant's Accounts with a pro rata share of any administrative expenses incurred in connection with the continuing maintenance of such Accounts.


                                  ARTICLE 8

                                  VESTING

8.1 Vested Interest in Compensation Deferral Account, Retirement Account and Transfer Account. Each Participant shall at all times have one hundred percent (100%) Vested Interest in the value of his Compensation Deferral Account, Retirement Account and Transfer Account under the Plan.

8.2  Vested Interest in Matching Contributions Account.

    (a) The Vested Interest of each Participant in the value of his Matching Contributions Account shall be determined in accordance with the following provisions:

      (i) Twenty-five percent (25%) when he has completed two (2) full Years of Service and twenty-five percent (25%) for each additional full Year of Service, as provided in the following table:

          Number of Full Years          Vested Interest in
               of Service          Matching Contributions Account
                  1                           0
                  2                          25
                  3                          50
                  4                          75
              5 or more                     100

Fractional Years of Service shall not be taken into account.

      (ii) One hundred percent 100% upon attainment of Normal Retirement Age while employed by the Employer, or an Affiliated Company or upon an earlier Severance by reason of death or Total and Permanent Disability.

    (b) Notwithstanding the above, any Years of Service completed by a Participant after he incurs at least five (5) consecutive Breaks in Service shall not be taken into account for purposes of determining his Vested Interest in the value of his matching Contributions Account prior to such Breaks in Service.

    (c) If the vesting schedule under the Plan is amended or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant's Vested Interest, each Participant who has completed at least three (3) Years of Service may elect, within a reasonable time after the adoption of the amendment, to continue to have his Vested Interest computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of: (i) 60 days after the amendment is adopted; (ii) 60 days after the amendment is effective; or (iii) 60 days after the Participant is issued written notice of the amendment.



                                  ARTICLE 9

                          PAYMENT OF PLAN BENEFITS

9.1  Distribution Upon Retirement.

    (a) A Participant may retire from the employment of the Company on his Early Retirement Date or his Normal Retirement Date. If the Participant continues in the service of the Company beyond his Normal Retirement Date, he shall continue to participate in the Plan in the same manner as Participants who have not reached their Normal Retirement Dates. At the Participant's Severance on his Postponed Retirement Date, his Distributable Benefit shall be based upon the Vested Interest of his Accounts as of the applicable Valuation Date. After a Participant has reached his Normal Retirement Date, any Severance (other than by reason of death or Total and Permanent Disability) shall be deemed a Normal Retirement.

    (b) Subject to the provisions of Section 9.4, upon a Participant's Severance on or after his Early Retirement Date or Normal Retirement Date such Participant shall be entitled to a distribution of his Distributable Benefit as provided in Section 9.6 within ninety (90) days after receipt by the Committee of all required documentation, but in no event later than the sixtieth day after the later of the close of the Plan Year in which occurs the Severance, or the close of the Plan Year in which the Participant attains Normal Retirement Age unless such Participant consents to a later distribution.

    (c) Distribution to a Participant shall be made not later than April 1 of the year following the calendar year in which the Participant attains age 70-1/2, whether or not such Participant has incurred a Severance.

    (d) All distributions under this Plan must be made in accordance with the regulations under Code Section 401(a)(9), including the incidental death benefit of Code Section 401(a)(9)(G). Furthermore, the provisions of this
Article 9 reflecting Code Section 401(a)(9) override any other distribution options in the Plan inconsistent with Code Section 401(a)(9).

9.2  Distribution Upon Death Prior to Payment of Benefits.

    (a) Upon the death of a Participant prior to the payment of his Distributable Benefit, the Committee shall direct the Trustee to make a distribution of such Distributable Benefit as provided in Section 9.6 to the Beneficiary designated by the deceased Participant, or otherwise entitled to such Distributable Benefit, as provided in Section 9.8.

    (b) Distribution of a Participant's Distributable Benefit shall be made within ninety (90) days after all facts required by the Committee to be established as a condition of payment shall have been established to the satisfaction of the Committee, but in any event within the maximum time period allowed by Code Section 401(a)(9).

9.3  Distribution Upon Disability Prior to Retirement Date.

    (a) Upon the Severance of a Participant as a result of Total and Permanent Disability, which shall be certified by a physician designated by the Committee, if the Committee so requests, his Distributable Benefit shall be distributed to him as provided in Section 9.6.

    (b)  Distribution to a disabled Participant shall be made within ninety
(90) days after all facts required by the Committee to be established as a condition of payment shall have been established to the satisfaction of the Committee.

9.4  Severance Prior to Normal Retirement Date.

    (a) If a Participant incurs a Severance prior to his Normal Retirement Date for any reason other than Total and Permanent Disability or death, his Distributable Benefit shall be paid in a lump sum as provided in Section 9.6 as soon as practicable following the Participant's attainment of Normal Retirement Age; provided, however, that in no event shall such distribution be later than sixty (60) days after the close of the Plan Year in which the Participant attains Normal Retirement Age. If the Participant does not have a 100% Vested Interest in his Matching Contributions Account as of his Severance Date, the portion of such Participant's Account which is not vested as of such Severance Date shall be held in such Account, subject to forfeiture in accordance with Section 9.5.

    (b)  Payment of a Participant's Distributable Benefit under this Section
9.4 may be made in a lump sum as provided in Section 9.6 before the Participant's attainment of Normal Retirement Age within ninety (90) days after receipt by the Committee of all required documentation (but in no event later than sixty (60) days after the close of the Plan Year in which the Participant attains Normal Retirement Age) as follows:

      (i) In the case of a Participant whose Distributable Benefit exceeds $3,500, if the Participant elects in writing to payment of such Distributable Benefit, and the Spouse of such Participant consents in writing to the payment, or

      (ii) In the case of a Participant whose Distributable Benefit does not exceed $3,500, without such Participant's election or Spouse's consent.

    (c) Notwithstanding the foregoing, if a Participant ceases to be an Employee by reason of a transaction described in Code Section 401(k)(2)(B)(i)
(III) or (IV), such Participant shall be entitled to distribution of his Distributable Benefit as if, for purposes of this Plan only, such event constitutes a Severance.

9.5  Forfeitures; Restoration.

    (a) Subject to the provisions of subsection (c) below, any non-vested portion of a Participant's Matching Contributions Account shall be forfeited as of the earlier of the date the Participant's Distributable Benefit is paid to him as provided in Section 9.4, or the date the Participant incurs five (5) consecutive Breaks in Service.

    (b) Any non-vested portion of a Participant's Matching Contributions Account which is forfeited in accordance with (a) above shall be credited to the Forfeiture Account and shall be applied to reduce future Matching Contributions by the Company or to restore amounts previously forfeited, as provided in (c) below, and shall not otherwise be repaid to or recovered by the Company.

    (c) In accordance with such rules as the Committee may prescribe, there shall be restored to the Participant's credit in his Matching Contributions Account a number of shares of Stock equal in value to the dollar value of any non-vested portion of a Participant's Matching Contributions Account which was forfeited upon payment of the Participant's Distributable Benefit in accordance with Section 9.4(b)(i) prior to the date on which he incurs five
(5) consecutive Breaks in Service; provided, however, that such restoration shall be made only in the case of the Participant's reemployment as an Employee prior to incurring five (5) consecutive Breaks in Service. The determination of the dollar value of the forfeited portion of the Participant's Matching Contributions Account required to be restored to the Participant, shall be made as of the Valuation Date the Participant's Accounts were valued for purposes of determining his Distributable Benefit, as provided in Article 10. No adjustment in the dollar value of the forfeited amounts shall be made for any gains or losses of any Investment Fund, including the Computer Sciences Corporation Stock Fund, between the applicable Valuation Date and the restoration of the dollar value of the forfeited portion of the Participant's Matching Contributions Account.

9.6 Payment of Distributable Benefit. If a Participant has a Transfer Account that has received amounts directly from another qualified plan that provides for an annuity form of distribution, such Transfer Account shall be distributed in accordance with Article 21. Payment of a Participant s Distributable Benefit reflecting the Participant's interest in the Computer Sciences Corporation Stock Fund shall be made in shares of Stock (together with cash in lieu of any fractional share). Unless a Participant specifically requests that his Distributable Benefit attributable to Investment Funds other than the Computer Sciences Corporation Stock Fund be made in Stock, such portion of his Distributable Benefit shall be made in cash. The payment of a Participant's Distributable Benefit in Stock (other than the portion of the distribution representing the Participant's interest in the Computer Sciences Corporation Stock Fund) shall consist of a number of shares of Stock equal to the number of shares of Stock which can be purchased with the dollar value of the Participant's Distributable Benefit (other than the portion of the distribution representing the Participant's interest in the Computer Sciences Corporation Stock Fund), such value to be determined as of the appropriate Valuation Date determined under Article 10.

9.7  Withdrawals.

    (a) Hardship Distributions. While still an Employee, a Participant may, upon at least thirty (30) days written notice to the Committee, obtain a distribution of his total Compensation Deferral Contributions (less any amount of Compensation Deferral Contributions previously withdrawn) if the Committee finds after considering the request by such Participant, that the distribution is necessary to relieve a "hardship" of the Participant. A distribution is made on account of "hardship" only if the distribution both is made on account of an immediate and heavy financial need of the Employee and is necessary to satisfy the financial need.

      (i) The existence of an immediate and heavy financial shall be determined based upon all relevant facts and circumstances. A financial need may be immediate and heavy even if it was reasonably foreseeable or voluntarily incurred by the Employee.

      (ii) A distribution is not treated as necessary to satisfy an immediate and heavy financial need of an Employee to the extent the amount of the distribution is in excess of the amount required to relieve the financial need or to the extent the need may be satisfied from other resources that are reasonably available to the Employee, including reasonably available assets of the Employee's spouse and minor children. This determination is to be made on the basis of all available facts and circumstances. A distribution may include any amount necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. A distribution generally may be treated as necessary to satisfy a financial need if the Committee relies upon the Employee's written representation, unless the Committee has actual knowledge to the contrary, that the need cannot be relieved:

        (A)  Through reimbursement or compensation by insurance or otherwise;

        (B)  By liquidation of the Employee's assets;

        (C) By cessation of elective contributions or Employee contributions under the Plan; or

        (D) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.

For purposes of this determination, a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need.

All determinations of the Committee under this provision shall be made in a uniform and nondiscriminatory manner.

    (b) While still an Employee, a Participant may, upon at least thirty (30) days written notice to the Committee, make a withdrawal from his Retirement

Account of an amount specified by him up to the whole amount thereof. The Committee shall authorize the withdrawal and the amount of such withdrawal if the Committee finds after considering the Participant's request that an adequate financial hardship and resulting need for such amount has been demonstrated by the Participant. Any determination of the Committee hereunder shall be uniformly applied to other Participants requesting withdrawals under similar circumstances. A Participant who makes a withdrawal under this
Section 9.7(b) shall not be eligible to again make a withdrawal under this
Section 9.7(b) prior to the first anniversary of the date the Participant's most recent withdrawal under this Section 9.7(b) was distributed to him/her.

    (c) While still an Employee, a Participant who has attained at least age fifty-nine and one-half (59-1/2) and has a one hundred percent (100%) Vested Interest in the value of his Accounts under the Plan may, upon at least thirty
(30) days written notice to the Committee, make a withdrawal from his Accounts of the amount specified by him, up to the total value of his Accounts. Withdrawals shall be taken first from the Participant's Compensation Deferral Account, then from his Matching Contributions Account, then from his Retirement Account and last from his Transfer Account. A Participant who makes a withdrawal under this Section 9.7(c) shall not be eligible to again make a withdrawal under this Section 9.7(c) prior to the first anniversary of the date the Participant's most recent withdrawal under this Section 9.7(c) was distributed to him/her.

    (d) While still an Employee, a Participant who has completed at least five (5) years of participation under the Plan may, upon at least thirty (30) days written notice to the Committee, make a withdrawal from his Retirement Account. A Participant who makes a withdrawal under this Section 9.7(d) shall not be eligible to again make a withdrawal under this Section 9.7(d) prior to the first anniversary of the date the Participant's most recent withdrawal under this Section 9.7(d) was distributed to him/her.

    (e) While still an Employee, a Participant may, upon at least thirty (30) days written notice to the Committee, make a withdrawal from his Transfer Account of all amounts thereof attributable to transfers from other profit sharing plans and amounts attributable to other pension plans and Section 401(k) plans provided the participant had the right to elect to receive a distribution of such amount at the time of the transfer to this Plan. No withdrawals under this provision shall be permitted of any amounts transferred from an account that qualifies under Section 401(k) of the Code if the Participant did not have the right to receive a distribution at the time of the transfer. A Participant who makes a withdrawal under this Section 9.7(e) shall not be eligible to again make a withdrawal under this Section 9.7(e) prior to the first anniversary of the date the Participant's most recent withdrawal under this Section 9.7(e) was distributed to him/her.

    (f) The maximum amount subject to withdrawal under this Section 9.7 shall be determined as of the Valuation Date immediately following the Committee's determination authorizing the withdrawal.

    (g) Any Hardship withdrawal from the Computer Sciences Corporation Stock Fund shall be made in cash in accordance with the provisions of Section 9.7(a). Any non-Hardship withdrawal from the Computer Sciences Corporation Stock Fund shall be made in whole shares of Stock, together with cash in lieu of any fractional share, and shall be paid by the Trustee pursuant to direction of the Committee. Any withdrawal from an Investment Fund other than the Computer Sciences Corporation Stock Fund shall be in Stock or cash, as determined in accordance with the provisions of Section 9.6. Such withdrawals shall be distributed as soon as practicable following the Committees determination authorizing a withdrawal.

9.8  Designation of Beneficiary.

    (a) Subject to the provisions of subsection (b) below, each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive his interest in the Trust Fund in the event of his death before receipt of his entire interest in the Trust Fund. This designation is to be made on the form prescribed by and delivered to the Committee. Subject to the provisions of subsection (b) below, a Participant shall have the right to change or revoke any such designation by filing a new designation or notice of revocation with the Committee, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

    (b) If a Participant designates a non-Spouse as the Beneficiary of his interest in the Trust Fund and on the date of his death has a Spouse, no effect shall be given to such designation unless such Spouse has consented or thereafter consents in writing to such designation and such consent is witnessed by a notary public. If a Participant designates a non-Spouse Beneficiary and the surviving Spouse does not consent to such designation, the surviving Spouse shall be deemed the Beneficiary of the deceased Participant. A Spouse's consent to a Beneficiary designation is not required under the following circumstances:

      (i) if it is established to the satisfaction of the Committee that there is no Spouse; or

      (ii)  if the Participant's Spouse cannot be located; or

      (iii) because of other circumstances under which a Spouse's consent is not required in accordance with applicable Treasury or Department of Labor Regulations.

    (c) If a deceased Participant shall have failed to designate a Beneficiary, or if the Committee shall be unable to locate a designated Beneficiary after reasonable efforts have been made, or if for any reason (including but not limited to application of the rules in subsection (b)) the designation shall be legally ineffective, or if the Beneficiary shall have predeceased the Participant and the Participant did not designate a successor Beneficiary, any distribution required to be made under the provisions of this Plan shall be made within one (1) year after the Participant's death to the Participant's estate.

    (d) In the event that the deceased Participant was not a resident of California at the date of his death, the Committee, in its discretion, may require the establishment of ancillary administration in California. In the event that a Participant shall predecease his Beneficiary and on the subsequent death of the Beneficiary a remaining distribution is payable under the applicable provisions of this Plan, the distribution shall be payable to the estate of the Beneficiary, subject to the same provisions concerning non-California residency and the establishment of ancillary administration as are applicable on the death of the Participant.

    (e) The Committee shall not be required to authorize any payment to be made to any person following a Participant's death, whether or not such person has been designated by the Participant as Beneficiary, if the Committee determines that the Plan may be subject to conflicting claims in respect of said payment for any reason, including, without limitation, the designation or continuation of a designation of a Beneficiary other than the Participant's Spouse without the consent of such Spouse to the extent such consent is required by Section 401(a) of the Code. In the event the Committee determines in accordance with this Section 9.8(e) not to make payment to a designated Beneficiary, the Committee shall take such steps as it determines appropriate to resolve such potential conflict.

The provisions of this Section 9.8 shall not be construed to place upon the Company or the Committee any duty or obligation to require the consent of a Spouse for the purpose of protecting the rights or interests of present or former Spouses of Participants, except to the extent required to comply with Code Section 401(a)(11) or Section 205 of ERISA.

9.9 Facility of Payment. If any payee under the Plan is a minor or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Committee may have the payment or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or custodian of the payee. Any payment shall be a payment from the Accounts of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

9.10 Payee Consent. To the extent required to comply with Code Section 411(a)(11), the Committee shall require each Participant or other payee to consent to any payment of a Participant's Accounts.

9.11  Additional Requirements for Distribution.

    (a) The Committee or Trustee, or both, may require the execution and delivery of such documents, papers and receipts as the Committee or Trustee may determine necessary or appropriate in order to establish the fact of death of the deceased Participant and of the right and identity of any Beneficiary or other person or persons claiming any benefits under this Article 9.

    (b) The Committee or the Trustee, or both, may, as a condition precedent to the payment of death benefits hereunder, require an inheritance tax release and/or such security as the Committee or Trustee, or both, may deem appropriate as protection against possible liability for state or federal death taxes attributable to any death benefits.

    (c) Notwithstanding any other provision in this Article 9 regarding the time within which a Participant's Distributable Benefit will be paid, if, in the opinion of the Committee there are or reasonably may be conflicting claims or other legal impediments to the payment of such Distributable Benefit to a payee, such payment may be delayed for so long as is necessary to resolve such conflict, potential conflict, or other legal impediment, but not beyond the date permitted by applicable law.

    (d) The Committee shall notify each recipient of an "eligible rollover distribution" (as defined in Section 402(f)(2)(A) of the Code) of his or her distribution options within a reasonable period of time prior to making such distribution.

9.12 Direct Transfer of Distribution. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 9.12, the following definitions shall apply:

    (a) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

    (b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

    (c) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving Spouse and the employee's or former employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Code Section 414(p), are distributees with regard to the interest of the Spouse or former Spouse.

    (d) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


                                  ARTICLE 10

                            VALUATION OF ACCOUNTS

For purposes of payment of a Participant's Distributable Benefit following a Severance for any reason, the value of a Participant's Accounts shall be determined in accordance with rules prescribed by the Committee, subject, however, to the following provisions:

    (a) Subject to subsections (b) and (c) below, in the case of Normal Retirement or other Severance including death or Total and Permanent Disability, the value of a Participant's Accounts under the Plan shall be determined by reference to the Valuation Date immediately following both (i) the occurrence of an event entitling the Participant to a distribution, and
(ii) the receipt by the Committee of the completed application of the Participant (or his Beneficiary) for payment of the Participant's Distributable Benefit with respect to such event.

    (b) The value of a Participant's Accounts shall be increased or decreased (as appropriate) by any contributions, withdrawals or distributions properly allocable under the terms of this Plan to his Accounts that occurred on or after the applicable Valuation Date or which, for any other reason were not otherwise reflected in the valuation of his Accounts on such Valuation Date.

    (c) Notwithstanding any provision of this Plan to the contrary, a Participant's Accounts, to the extend held in the Computer Sciences Corporation Stock Fund, shall be distributed solely in shares of Stock (with payment of cash in lieu of any fractional share). The number of shares so distributable shall be the number of shares credited to the Participant's Accounts held in the Computer Sciences Corporation Stock Fund and such additional shares as may be purchased with the Participant's allocable share of non-Stock assets of the Computer Sciences Corporation Stock Fund (the value of such non-Stock assets to be determined in accordance with principles consistent with subsections (a) and (b) above, and the number of shares to be purchased with such non-Stock assets to be determined in accordance with such rules of general application as the Committee may adopt from time to time.


                                  ARTICLE 11

                 OPERATION AND ADMINISTRATION OF THE PLAN

11.1  Plan Administration.

    (a) Authority to control and manage the operation and administration of the Plan shall be vested in a Committee as provided in this Article 11.

    (b) The Board of Directors shall establish the number of members of the Committee from time to time, and all such members shall be appointed or removed by the Board.

    (c) For purposes of ERISA Section 402(a), the Committee shall be the Named Fiduciary of this Plan.

    (d) Notwithstanding the foregoing, a Trustee with whom Plan assets have been placed in trust or an Investment Manager appointed pursuant to Section
11.3 may be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan.

11.2 Committee Powers. The Committee shall have all powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the

Committee shall have, by way of illustration but not by way of limitation, the following powers and authority:

    (a) To allocate fiduciary responsibilities (other than trustee responsibilities) among the Named Fiduciaries and the Trustee and to designate one or more other persons (including the Trustee) to carry out fiduciary responsibilities (other than trustee responsibilities). However, no allocation or delegation under this Section 11.2(a) shall be effective until the person or persons to whom the responsibilities have been allocated or delegated agree to assume the responsibilities. The term "trustee responsibilities" as used herein shall have the meaning set forth in Section 405(c) of ERISA. The preceding provisions of this Section 11.2(a) shall not limit the authority of the Committee to appoint one or more Investment Managers in accordance with Section 11.3.

    (b) To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

    (c) To employ such legal, actuarial, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any Named Fiduciary or any other fiduciary may have under the Plan.

    (d) To establish rules and regulations from time to time for the conduct of the Committee's business and the administration and effectuation of this Plan.

    (e) To administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised under this Plan by any Employee, Participant, former participant, Beneficiary or other person whatsoever, including but not limited to all questions relating to eligibility to participate in the Plan, the amount of service of any Participant, and the amount of benefits to which any Participant or his Beneficiary may be entitled.

    (f) To determine the manner in which the assets of this Plan, or any part thereof, shall be disbursed.

    (g)  To appoint or remove one or more Investment Managers, as provided in
Section 11.3.

    (h) To select a funding vehicle, including but not limited to a mutual fund or a guaranteed investment contract with an insurance company, for any Investment Fund established by the Committee under Section 7.2 that is not under the management and control of an Investment Manager appointed by the Committee.

      (i) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.

Any action taken by the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon the Participants and their Beneficiaries. All discretionary powers conferred upon the Committee shall be absolute, subject only to the limitation that such powers may not be exercised in an arbitrary and capricious manner.

11.3  Investment Manager.

    (a) The Committee, by action reflected in the minutes thereof, may appoint one or more Investment Managers, as defined in Section 3(38) of ERISA, to manage all or a portion of the assets of the Plan.

    (b) An Investment Manager shall discharge its duties in accordance with applicable law and in particular in accordance with Section 404(a)(1) of ERISA.

    (c) An Investment Manager, when appointed, shall have full power to manage the assets of the Plan for which it has responsibility, and neither the Company, a Participating Employer nor the Committee shall thereafter have any responsibility for the management of those assets.

11.4  Committee Procedure.

    (a) A majority of the members of the Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Committee.

    (b) The Committee may designate certain of its members as authorized to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee of this action and the name or names of the designated members. The Trustee, Company, a Participating Employer, Participants, Beneficiaries, and any other party dealing with the Committee may accept and rely upon any document executed by the designated members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of the authorization of the designated members.

11.5  Compensation of Committee.

    (a) Members of the Committee shall serve without compensation unless the Board of Directors shall otherwise determine. However, in no event shall any member of the Committee who is an Employee receive compensation from the Plan for his services as a member of the Committee.

    (b) All members shall be reimbursed for any necessary or appropriate expenditures incurred in the discharge of duties as members of the Committee.

    (c) The compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other persons retained or employed by the Committee shall be fixed by the Committee.

11.6 Resignation and Removal of Members. Any member of the Committee may resign at any time by giving written notice to the other members and to the Company effective as therein stated. Any member of the Committee may, at any time, be removed by the Board of Directors.

11.7  Appointment of Successors.

    (a) Upon the death, resignation, or removal of any Committee member, the Board of Directors may appoint a successor.

    (b) Notice of appointment of a successor member shall be given by the Board of Directors in writing to the Trustee and to the members of the Committee.

11.8 Records. The Committee shall keep a record of all its proceedings and shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and to properly reflect the affairs thereof.

11.9  Reliance Upon Documents and Opinions.

    (a) The members of the Committee, the Board of Directors, the Company and any person delegated under the provisions hereof to carry out any fiduciary responsibilities under the Plan ("delegated fiduciary"), shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant, or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, and upon any reports furnished by the Trustee. The members of the Committee, the Board of Directors, the Company and any delegated fiduciary shall be fully protected and shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance upon any such consultant or firm or corporation which employs one or more consultants, Trustee, or counsel.

    (b) Any and all such things done or actions taken or suffered by the Committee, the Board of Directors, the Company and any delegated fiduciary shall be conclusive and binding on all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

    (c) The Committee and any delegated fiduciary may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and may likewise treat those records as conclusive with respect to all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

11.10 Requirement of Proof. The Committee or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, or Beneficiary, and no person shall acquire any rights or be entitled to receive any benefits under this Plan until the required proof shall be furnished.

11.11 Reliance on Committee Memorandum. Any person dealing with the Committee may rely on and shall be fully protected in relying on a certificate or memorandum in writing signed by any Committee member or other person so authorized, or by the majority of the members of the Committee, as constituted as of the date of the certificate or memorandum, as evidence of any action taken or resolution adopted by the Committee.

11.12 Multiple Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

11.13  Limitation on Liability.

    (a) Except as provided in Part 4 of Title I of ERISA, no person shall be subject to any liability with respect to his duties under the Plan unless he acts fraudulently or in bad faith.

    (b) No person shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in Part 4 of Title I of ERISA.

    (c) No action or responsibility shall be deemed to be a fiduciary action or responsibility except to the extent required by ERISA.

11.14  Indemnification.

    (a) To the extent permitted by law, the Company shall indemnify each member of the Board of Directors and the Committee, and any other Employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan, except in relation to matters as to which he acted fraudulently or in bad faith in the performance of such duties. The preceding right of indemnification shall pass to the estate of such a person.

    (b) The preceding right of indemnification shall be in addition to any other right to which the Board member or Committee member or other person may be entitled as a matter of law or otherwise.

11.15  Bonding.

    (a)  Except as is prescribed by the Board of Directors, as provided in
Section 412 of ERISA, or as may be required under any other applicable law, no bond or other security shall be required by any member of the Committee, or any other fiduciary under this Plan.

    (b) Notwithstanding the foregoing, for purposes of satisfying its indemnity obligations under Section 11.14, the Company may (but need not) purchase and pay premiums for one or more policies of insurance. However, this insurance shall not release the Company from its liability under the indemnification provisions.

11.16  Prohibition Against Certain Actions.

    (a) To the extent prohibited by law, in administering this Plan the Committee shall not discriminate in favor of any class of Employees and particularly it shall not discriminate in favor of Highly Compensated Employees, or Employees who are officers or shareholders of the Company or of a Participating Employer.

    (b) The Committee shall not knowingly cause the Plan to engage in any transaction that constitutes a nonexempt prohibited transaction under Section 4975(c) of the Code or Section 406(a) of ERISA.

    (c) All individuals who are fiduciaries with respect to the Plan (as defined in Section 3(21) of ERISA) shall discharge their fiduciary duties in accordance with applicable law, and in particular, in accordance with the standards of conduct contained in Section 404 of ERISA.

11.17 Plan Expenses. All expenses incurred in the establishment, administration and operation of the Plan, including but not limited to the expenses incurred by the members of the Committee in exercising their duties, shall be charged to the Trust Fund and allocated to Participants' Accounts as determined by the Committee, but shall be paid by the Company if not paid by the Trust Fund.

11.18 Participant Loans. The Committee is authorized, in its discretion, to adopt a Participant loan program in conformity with Department of Labor Regulation Section 2550.408b-1. Such loan program shall be established by the Committee adopting a written loan program document that shall be deemed a part of this Plan and which contains the following information:

    (a) the identity of the person or position authorized to administer the program;

    (b)  the procedure for applying for loans;

    (c)  the basis on which loans will be approved or denied;

    (d)  any limitations on the types of loans offered;

    (e) the procedure under the program for determining a reasonable rate of interest;

    (f)  the types of collateral which may secure a Participant loan; and

    (g) the events constituting default and the steps that will be taken to preserve Plan assets in the event of default.


                                  ARTICLE 12

                    MERGER OF COMPANY; MERGER OF PLAN

12.1 Effect of Reorganization or Transfer of Assets. In the event of a consolidation, merger, sale, liquidation, or other transfer of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors, unless the successor(s), by resolution of its board of directors, shall elect not to so continue this Plan in effect, in which case the Plan shall automatically be deemed terminated as of the applicable effective date set forth in the board resolution.

12.2 Merger Restriction. Notwithstanding any other provision in this Article, this Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                                  ARTICLE 13

                            PLAN TERMINATION AND
                       DISCONTINUANCE OF CONTRIBUTIONS

13.1  Plan Termination.

    (a) (i)   Subject to the following provisions of this Section 13.1, the
Board of Directors may terminate the Plan and the Trust Agreements at any time and the Committee shall deliver written notification to the Trustee of such termination.

      (ii) The Plan and Trust Agreements may terminate if the Company merges into any other corporation, if as the result of the merger the entity of the Company ceases, and the Plan is terminated pursuant to the rules of Section 12.1.

    (b) Upon and after the effective date of the termination, the Company and all Participating Employers shall not make any further contributions under the Plan and no contributions need be made by the Company or any Participating Employer applicable to the Plan Year in which the termination occurs, except as may otherwise be required by law.

    (c) The rights of all affected Participants to benefits accrued to the date of termination of the Plan shall automatically become fully vested as of that date, to the extent required to comply with the requirements of Code
Section 411.

13.2  Discontinuance of Contributions.

    (a) In the event the Company decides it is impossible or inadvisable for business reasons to continue to make Employer contributions under the Plan, the Company may discontinue contributions to the Plan. On and after the effective date of this discontinuance, the Company shall not make any further Employer contributions under the Plan and no Employer contributions need be made by the Company with respect to the Plan Year in which the discontinuance occurs, except as may otherwise be required by law.

    (b) The discontinuance of Employer contributions on the part of the Company shall not terminate the Plan as to the funds and assets then held by the Trustee, or operate to accelerate any payments of distributions to or for the benefit of Participants or Beneficiaries, and the Trustee shall continue to administer the Trust Fund in accordance with the provisions of the Plan until all of the obligations under the Plan shall have been discharged and satisfied.

    (c) However, if this discontinuance of Employer contributions shall cause the Plan to lose its status as a qualified plan under Code Section 401(a), the Plan shall be terminated in accordance with the provisions of this Article 13.

    (d) On and after the effective date of a discontinuance of Employer contributions, the rights of all affected Participants to benefits accrued to that date, to the extent funded as of that date, shall automatically become fully vested as of that date, to the extent required to comply with the requirements of Code Section 411.

13.3 Rights of Participants. In the event of the termination of the Plan, for any cause whatsoever, all assets of the Plan, after Payment of expenses, shall be used for the exclusive benefit of Participants and their Beneficiaries and no part thereof shall be returned to the Company, except as provided in Section 5.2 of this Plan.

13.4  Trustee's Duties on Termination.

    (a) On or before the effective date of termination of this Plan, the Trustee shall proceed as soon as possible, but in any event within six months from the effective date, to reduce all of the assets of the Trust Fund to cash and/or common stock and other securities in such proportions as the Committee shall determine after approval by the Internal Revenue Service, if necessary or desirable.

    (b) After first deducting the estimated expenses for liquidation and distribution chargeable to the Trust Fund, and after setting aside a reasonable reserve for expenses and liabilities (absolute or contingent) of the Trust, the Committee shall make required allocations of items of income and expense to the Accounts.

    (c) Following these allocations, the Trustee shall promptly, after receipt of appropriate instructions from the Committee, distribute in accordance with Section 9.6 to each Participant a benefit equal to the amount credited to his Accounts as of the date of completion of the liquidation.

    (d) The Trustee and the Committee shall continue to function as such for such period of time as may be necessary for the winding up of this Plan and for the making of distributions in accordance with the provisions of this Plan.

    (e) Notwithstanding the foregoing, the Committee may direct the Trustee to continue to hold the assets of the Trust Fund until benefits become Payable under the terms of the Plan, or until such earlier date as may be determined by the Committee.

13.5  Partial Termination.

    (a) In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the interests of affected Participants in the Trust Fund, as of the date of the Partial termination, shall become nonforfeitable as of that date.

    (b) That portion of the assets of the Plan affected by the partial termination shall be used exclusively for the benefit of the affected Participants and their Beneficiaries, and no part thereof shall otherwise be applied.

    (c) With respect to Plan assets and Participants affected by a partial termination, the Committee and the Trustee shall follow the same procedures and take the same actions prescribed in this Article 13 in the case of a total termination of the Plan.

13.6 Failure to Contribute. The failure of an employer to contribute to the Trust in any year, if contributions are not required under the Plan for that year, shall not constitute a complete discontinuance of contributions to the Plan.


                                  ARTICLE 14

                          APPLICATION FOR BENEFITS

14.1 Application for Benefits. The Committee may require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Committee may require. In the case of any person suffering from a disability which prevents the claimant from making personal application for benefits, the Committee may, in its discretion, permit another person acting on his behalf to submit the application.

14.2  Action on Application.

    (a) Within ninety days following receipt of an application and all necessary documents and information, the Committee's authorized delegate reviewing the claim shall furnish the claimant with written notice of the decision rendered with respect to the application.

    (b) In the case of a denial of the claimant's application, the written notice shall set forth:

      (i) The specific reasons for the denial, with reference to the Plan provisions upon which the denial is based;

      (ii) A description of any additional information or material necessary for perfection of the application (together with an explanation why the material or information is necessary); and

      (iii) An explanation of the Plan's claim review procedure.

    (c) A claimant who wishes to contest the denial of his application for benefits or to contest the amount of benefits payable to him shall follow the procedures for an appeal of benefits as set forth in Section 14.3 below, and shall exhaust such administrative procedures prior to seeking any other form of relief.

14.3  Appeals.

    (a)  (i)   A claimant who does not agree with the decision rendered with respect to his application may appeal the decision to the Committee.

      (ii) The appeal shall be made, in writing, within sixty-five days after the date of notice of the decision with respect to the application.

      (iii) If the application has neither been approved nor denied within the ninety day period provided in Section 14.2 above, then the appeal shall be made within sixty-five days after the expiration of the ninety day period.

    (b) The claimant may request that his application be given full and fair review by the Committee. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

    (c) The decision of the Committee shall be made promptly, and not later than sixty days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty days after receipt of a request for review.

    (d) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

                                  ARTICLE 15

                        LIMITATIONS ON CONTRIBUTIONS

15.1  General Rule.

    (a) Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions under this Plan to a Participant's Plan Accounts for any Plan Year shall not exceed the lesser of:

      (i) Thirty Thousand Dollars ($30,000) (or if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in Section 415(b) of the Code as in effect for the Limitation Year); or

      (ii) Twenty-five percent of the Participant's 415 Compensation from the Company and any Affiliated Companies for the year, excluding amounts otherwise treated as Annual Additions under Section 15.2(a)(iii).

    (b) For purposes of this Article 15, the Company has elected a "Limitation Year" corresponding to the Plan Year.

15.2 Annual Additions. For purposes of Section 15.1, the term "Annual Additions" shall mean, for any Plan Year, the sum of (i) the amount credited to the Participant's Accounts from Company contributions for such Plan Year;
(ii) any Employee contributions for the Plan Year; and (iii) any amounts described in Sections 415(l)(1) or 419(A)(d)(2) of the Code. The term "Employee Contributions," for purposes of the preceding sentence, shall mean amounts considered contributed by the Employee and which do not qualify for tax deferral treatment under Section 401(k)of the Code. Notwithstanding anything to the contrary in this Section, the Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as Annual Additions.

15.3 Other Defined Contribution Plans. If the Company or an Affiliated Company is contributing to any other defined contribution plan (as defined in Section 415(i) of the Code) for its Employees, some or all of whom may be Participants in this Plan, then contributions to the other plan shall be aggregated with contributions under this Plan for the purposes of applying the limitations of Section 15.1.

15.4 Combined Plan Limitation (Defined Benefit Plan). In the event a Participant hereunder also is a participant in any qualified defined benefit plan (within the meaning of Section 415(k) of the Code) of the Company or an Affiliated Company, then the benefit payable under such defined benefit plan, or any of them, shall be reduced for so long and to the extent necessary to provide that the sum of the "defined benefit fraction" and the "defined contribution fraction" for any Plan Year, as defined in Code
Section 415(e), shall not exceed 1.

15.5 Adjustments for Excess Annual Additions. In general, the amount of excess for any Plan Year under this Plan and any other defined contribution plan (as defined in Code Section 414(i)) or defined benefit plan (as defined in Code Section 414(j)) maintained by the Company or an Affiliated Company will be determined so as to avoid Annual Additions in excess of the limitations set forth in Sections 15.1 through 15.4. However, if as a result of an administrative error in calculating those Company contributions, the Annual Additions to a Participant's Accounts under this Plan (after giving effect to the maximum permissible adjustments under the other plans) would exceed the applicable limitations described in Sections 15.1 through 15.4, the excess amount shall be subject to the following rules:

    (a) If the Participant made any voluntary contributions to this or any other defined contribution plan that is maintained by the Company or an Affiliated Company, these contributions shall be returned to the Participant to the extent of any excess Annual Additions.

    (b) If excess Annual Additions remain after the application of the above rule, Compensation Deferral Contributions and Matching Contributions attributable thereto shall be reduced pro rata to the extent necessary to eliminate any remaining excess.

15.6 Disposition of Excess Amounts. Any excess Matching Contributions on behalf of a Participant for any Plan Year shall be held unallocated in a suspense account for the Plan Year and applied to reduce the Company contributions on for the succeeding Plan Year, or Years, if necessary. No investment gains or losses shall be allocated to a suspense account. Any excess Compensation Deferral Contributions shall be returned to the Company and thereafter paid to the Participant as current compensation, after the withholding of any federal state or local income taxes on such amount.

15.7 Affiliated Company. For purposes of this Article 15, the status of an entity as an Affiliated Company shall be determined by reference to the percentage tests set forth in Code Section 415(h).


                                  ARTICLE 16

                          RESTRICTION ON ALIENATION

16.1  General Restrictions Against Alienation.

    (a) The interest of any Participant or Beneficiary in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation, or transfer. Each Participant and Beneficiary is prohibited from anticipating, encumbering, assigning, or in any manner alienating his or her interest under the Trust Fund, and is without power to do so, except as may otherwise he provided for in the Trust Agreement. The interest of any Participant or Beneficiary shall not be liable or subject to his debts, liabilities, or obligations, now contracted, or which may be subsequently contracted. The interest of any Participant or Beneficiary shall be free from all claims, liabilities, bankruptcy proceedings, or other legal process now or hereafter incurred or arising; and the interest or any part thereof, shall not be subject to any judgment rendered against the Participant or Beneficiary.

    (b)  In the event any person attempts to take any action contrary to this
Article 16, that action shall be void and the Company, the Employer, the Committee, the Trustees and all Participants and their Beneficiaries, may disregard that action and are not in any manner bound thereby, and they, and each of them separately, shall suffer no liability for any disregard of that action, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of that action.

    (c) The preceding provisions of this Section 16.1 shall be interpreted and applied by the Committee in accordance with the requirements of Code
Section 401(a)(13) as construed and interpreted by authoritative judicial and administrative rulings and regulations.

16.2  Nonconforming Distributions Under Court Order.

    (a) In the event that a court with jurisdiction over the Plan and the Trust Fund shall issue an order or render a judgment requiring that all or part of a Participant's interest under the Plan and in the Trust Fund be paid to a Spouse, former spouse and/or children of the Participant by reason of or in connection with the marital dissolution and/or marital separation of the Participant and the Spouse, and/or some other similar proceeding involving marital rights and property interests, then notwithstanding the provisions of
Section 16.1 the Committee may, in its absolute discretion, direct the applicable Trustee to comply with that court order or judgment and distribute assets of the Trust Fund in accordance therewith.

    (b) The Committee's decision with respect to compliance with any such court order or judgment shall be made in its absolute discretion and shall be binding upon the Trustee and all Participants and their Beneficiaries, provided, however, that the Committee in the exercise of its discretion shall not make payments in accordance with the terms of an order which is not a "qualified domestic relations order" or which the Committee determines would jeopardize the continued qualification of the Plan and Trust under Section 401 of the Code.

    (c) Neither the Plan, the Company, a Participating Employer, the Committee nor the Trustee shall be liable in any manner to any person, including any Participant or Beneficiary, for complying with any such court order or judgment.

    (d) Nothing in this Section 16.2 shall be interpreted as placing upon the Company, a Participating Employer, the Committee or any Trustee any duty or obligation to comply with any such court order or judgment. The Committee may, if in its absolute discretion it deems it to be in the best interests of the Plan and the Participants, determine that any such court order or judgment shall be resisted by means of judicial appeal or other available judicial remedy, and in that event the Trustee shall act in accordance with the Committee's directions.

    (e) The Committee shall adopt procedures and provide notifications to a Participant and alternate payees in connection with a "qualified domestic relations order", to the extent required under Code Section 414(p).


                                  ARTICLE 17

                               PLAN AMENDMENTS

17.1 Amendments. The Company, acting through its Board of Directors, may at any time, and from time to time, amend the Plan by an instrument in writing executed in the name of the Company. Notwithstanding the foregoing, no amendment shall be made at any time, the effect of which would be:

    (a) To cause any assets of the Trust Fund to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, except as provided in Section 5.3;

    (b) To have any retroactive effect so as to deprive any Participant or Beneficiary of any accrued benefit to which he would be entitled under this Plan if his employment were terminated immediately before the amendment, to the extent so doing would contravene Code Section 411(d)(6);

    (c) To eliminate or reduce a subsidy or early retirement benefit or an optional form of benefit to the extent so doing would contravene Code Section 411(d)(6); or

    (d) To increase the responsibilities or liabilities of a Trustee or an Investment Manager without his written consent.

                                  ARTICLE 18

                                 MISCELLANEOUS

18.1  No Enlargement of Employee Rights.

    (a) This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company or any Affiliated Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

    (b) Nothing contained in this Plan or the Trust shall be deemed to give any Employee the right to be retained in the employ of the Company or an Affiliated Company or to interfere with the right of the Company or an Affiliated Company to discharge or retire any Employee at any time.

    (c) No Employee, nor any other person, shall have any right to or interest in any portion of the Trust Fund other than as specifically provided in this Plan.

18.2  Mailing of Payments; Lapsed Benefits.

    (a) All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to the last address of any other Person entitled to such Payments under the terms of the Plan) furnished pursuant to Section 18.3 below.

    (b) In the event that a benefit is payable under this Plan to a Participant or any other person and after reasonable efforts such person cannot be located for the purpose of paying the benefit for a period of seven
(7) consecutive years, the person conclusively shall be presumed dead and upon the termination of such seven (7) year period the benefit shall be forfeited and as soon thereafter as practicable shall be paid to the appropriate state agency pursuant to the escheat laws of the state entitled to such payment.

    (c) For purposes of this Section 18.2, the term "Beneficiary" shall include any person entitled under Section 9.8 to receive the interest of a deceased Participant or deceased designated Beneficiary.

    (d) The Accounts of a Participant shall continue to be maintained until the amounts in the Accounts are paid to the Participant or his Beneficiary. Notwithstanding the foregoing, in the event that the Plan is terminated, the following rules shall apply:

      (i) All Participants (including Participants who have not previously claimed their benefits under the Plan) shall be notified of their right to receive a distribution of their interests in the Plan;

      (ii) All Participants shall be given a reasonable length of time, which shall be specified in the notice, in which to claim their benefits;

      (iii) All Participants (and their Beneficiaries) who do not claim their benefits within the designated time period shall be presumed to be dead. The Accounts of such Participants shall be forfeited at such time. These forfeitures shall be disposed of according to rules prescribed by the Committee, which rules shall be consistent with applicable law.

      (iv) The Committee shall prescribe such rules as it may deem necessary or appropriate with respect to the notice and forfeiture rules stated above.

    (e) Should it be determined that the preceding rules relating to forfeiture of benefits upon Plan termination are inconsistent with any of the provisions of the Code and/or ERISA, these provisions shall become inoperative without the need for a Plan amendment and the Committee shall prescribe rules that are consistent with the applicable provisions of the Code and/or ERISA.

18.3 Addresses. Each Participant shall be responsible for furnishing the Committee with his correct current address and the correct current name and address of his Beneficiary or Beneficiaries.

18.4  Notices and Communications.

    (a) All applications, notices, designations, elections, and other communications from Participants shall be in writing, on forms prescribed by the Committee and shall be mailed or delivered to the office designated by the Committee and shall be deemed to have been given when received by that office.

    (b) Each notice, report, remittance, statement and other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant when it is deposited in the United States Mail with postage prepaid, addressed to the Participant or Beneficiary at his last address of record with the Committee.

18.5 Reporting and Disclosure. The Plan Administrator shall be responsible for the reporting and disclosure of information required to be reported or disclosed by the Plan Administrator pursuant to ERISA or any other applicable law.

18.6  Interpretation.

    (a) Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section. Unless the context clearly indicates otherwise, masculine gender shall include the feminine, and the singular shall include the plural and the plural the singular.

    (b) The provisions of this Plan shall in all cases be interpreted in a manner that is consistent with this Plan satisfying the requirements of Code Sections 401(a) and 401(k) and related statutes for qualification as a qualified cash or deferred arrangement.

18.7 Withholding for Taxes. Any payments out of the Trust Fund may be subject to withholding for taxes as may be required by any applicable federal or state law.

18.8 Limitation on Company, Participating Employer, Committee and Trustee Liability. Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund and neither the Company, any Participating Employer, the Committee nor the Trustee assume any responsibility for the sufficiency of the assets of the Trust to provide the benefits payable hereunder.

18.9 Successors and Assigns. This Plan and the Trust established hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

18.10 Counterparts. This Plan document may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.


                                  ARTICLE 19

                            TOP-HEAVY PLAN RULES

19.1  Applicability.

    (a) Notwithstanding any provision in this Plan to the contrary, the provisions of this Article 19 shall apply in the case of any Plan Year in which the Plan is determined to be a Top-Heavy Plan under the rules of Section 19.3.

    (b)  Except as is expressly provided to the contrary, for purposes of this
Article 19, the term "Company" shall include all Affiliated Companies.

19.2  Definitions.

    (a) For purposes of this Article 19, the term "Key Employee" shall mean any Employee or former Employee who, at any time during the Plan Year or any of the four (4) preceding Plan Years, is or was --

      (i) An officer of the Company having an annual compensation greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for this Plan Year. However, no more than fifty (50) Employees (or, if lesser, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers;

      (ii) One of the ten (10) Employees having annual compensation from the Company of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Company. For this purpose, if two (2) Employees have the same interest in the Company, the Employee having greater annual compensation from the Company shall be treated as having a larger interest;

      (iii) A Five Percent Owner of the Company; or

      (iv) A One Percent Owner of the Company having an annual compensation from the Employer of more than one hundred fifty thousand dollars ($150,000).

    (b) For purposes of this Section 19.2, the term "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company. The rules of Subsections (b), (c), and (m) of Code Section 414 shall not apply for purposes of applying these ownership rules. Thus, this ownership test shall be applied separately with respect to every Affiliated Company.

    (c) For purposes of this Section 19.2, the term "One Percent Owner" means any person who would be described in Paragraph (b) if "one percent (1%)" were substituted for "five percent (5%)" each place where it appears therein.

    (d) For purposes of this Section 19.2, the rules of Code Section 318(a)(2)(C) shall be applied by substituting "five percent (5%)" for "fifty percent (50%)."

    (e) For purposes of this Article 19, the term "Non-Key Employee" shall mean any Employee who is not a Key Employee.

    (f) For purposes of this Article 19, the terms "Key Employee" and "Non-Key Employee" include their Beneficiaries.

19.3  Top-Heavy Status.

    (a)  The term "Top-Heavy Plan" means, with respect to any Plan Year --

      (i) Any defined benefit plan if, as of the Determination Date, the present value of the cumulative accrued benefits under the Plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all Employees, and

      (ii) Any defined contribution plan if, as of the Determination Date, the aggregate of the account balances of Key Employees under the Plan exceeds sixty percent (60%) of the present value of the aggregate of the account balances of all Employees under the plan.

For purposes of this Paragraph (a), the term "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year. In the case of the first Plan Year of any plan, the term "Determination Date" shall mean the last day of that Plan Year. The present value of account balances under a defined contribution plan shall be determined as of the most recent valuation date. The present value of accrued benefits under a defined benefit plan shall be determined as of the same valuation date as used for computing plan costs for minimum funding. The present value of the cumulative accrued benefits of a Non-Key Employee shall be determined under either:

      (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by affiliated companies, within the meaning of Code Sections 414(b), (c), (m) or (o); or

       (ii) if there is no such method, as if such benefit accrued not more rapidly than the lowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

    (b) Each plan maintained by the Company required to be included in an Aggregation Group shall be treated as a Top-Heavy Plan if the Aggregation Group is a Top-Heavy Group. If the Aggregation Group is not a Top-Heavy Group no plan in such group shall be a Top Heavy Plan.

      (i)   The term "Aggregation Group" means--

        (A) Each Plan of the Company in which a Key Employee is a Participant, and

        (B) Each other plan of the Company which enables any plan described in Subdivision (A) to meet the requirements of Code Sections 401(a)(4) or 410.

Also, any plan not required to be included in an Aggregation Group under the preceding rules may be treated as being part of such group if the group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with the Plan being taken into account.

      (ii) The term "Top-Heavy Group" means any Aggregation Group if the sum (as of the Determination Date) of --

        (A) The present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the group, and

        (B) The aggregate of the account balances of Key Employees under all defined contribution plans included in the group exceeds sixty percent (60%) of a similar sum determined for all Employees.

      (iii) For purposes of determining --

        (A) The present value of the cumulative accrued benefit of any Employee, or

        (B)  The amount of the account balance of any Employee,

such present value or amount shall be increased by the aggregate distributions made with respect to the Employee under the plan during the five (5) year period ending on the Determination Date. The preceding rule shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an Aggregation Group. Also, any rollover contribution or similar transfer initiated by the Employee and made after December 31, 1983 to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top-Heavy Plan (or whether any Aggregation Group which includes such plan is a Top-Heavy Group).

    (c) If any individual is a Non-Key Employee with respect to any plan for any Plan year, but the individual was a Key Employee with respect to the Plan for any prior Plan Year, any accrued benefit for the individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 19.3.

    (d) If any individual has not received any Compensation from the Employer (other than benefits under the Plan) at any time during the five (5) year period ending on the Determination Date, any accrued benefit for such individual (and the account balance of the individual) shall not be taken into account for Purposes of this Section 19.3. If an individual who previously was an Employee is reemployed after the above five year period, such Employee's accrued benefit and account balance shall be included in determining the top heavy ratio.

19.4 Minimum Contributions. For each Plan Year in which the Plan is Top-Heavy, the minimum contributions for that year shall be determined in accordance with the rules of this Section 19.4.

    (a) Except as provided below, the minimum contribution (including amounts deferred under a cash or deferred arrangement under Section 401(k) of the
Code) for each Non-Key Employee who has not separated from service as of the last day of the Plan Year shall be not less than three percent (3%) of his Compensation, regardless of whether the Non-Key Employee has less than 1,000 Hours of Service during such Plan Year or elected to make Compensation Deferral Contributions to the Plan for such year.

    (b) Subject to the following rules of this subparagraph (b), the percentage set forth in subparagraph (a) above shall not be required to exceed the percentage at which contributions (including amounts deferred under a cash or deferred arrangement under Section 401(k) of the Code) are made (or are required to be made) under the Plan for the year for the Key Employee for whom the percentage is the highest for the year. This determination shall be made by dividing the contributions for each Key Employee by his 415 Compensation for the year. For purposes of this subparagraph (b), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. However, the rules of this subparagraph (b) shall not apply to any plan required to be included if an Aggregation Group if the plan enables a defined benefit plan to meet the requirements of Code Sections 401(a)(4) or 410.

    (c) The requirements of this Section 19.4 must be satisfied without taking into account contributions under chapter 2 or 21 of the Code, title II of the Social Security Act, or any other Federal or State law.

    (d) In the event a Participant is covered by both a defined contribution and a defined benefit plan maintained by the Company, both of which are determined to be Top Heavy Plans, the defined benefit minimum, offset by the benefits provided under the defined contribution plan, shall be provided under the defined benefit plan.

    (e) For purposes of this Section 19.4, an Employee's Compensation shall be as defined in Section 2.9.

19.5  Maximum Annual Addition.

    (a) Except as set forth below, in the case of any Top-Heavy Plan the rules of Code Section 415(e)(2) (B) and (3)(B) shall be applied by substituting "1.0" for "1.25.

    (b) The rule set forth in subparagraph (a) above shall not apply if the requirements of both subdivisions (i) and (ii), below, are satisfied.

      (i) The requirements of this subdivision (i) are satisfied if the rules of Section 19.4(a) above would be satisfied after substituting "four percent (4%)" for "three percent (3%)" where it appears therein with respect to participants covered only under a defined contribution plan.

      (ii) The requirements of this subdivision (ii) are satisfied if the Plan would not be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" each place it appears in Section 19.3(a)(ii).

    (c) The rules of subparagraph (a) shall not apply with respect to any Employee as long as there are no --

      (i) Employer Contributions, forfeitures, or voluntary nondeductible contributions allocated to the Employee under a defined contribution plan maintained by the Company, or

      (ii) Accruals by the Employee under a defined benefit plan maintained by the Company.

19.6 Vesting Rules. The Plan at all times satisfies the minimum vesting requirements of Code Section 416.

19.7 Non-Eligible Employees. The rules of this Article IX shall not apply to any Employee included in a unit of Employees covered by an agreement with the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and the Employer or employers.


                                  ARTICLE 20

                                    ESOP

20.1 Retirement and Matching Contribution Accounts. It is intended that the Retirement and Matching Contribution Accounts held in the Trust Fund under the Plan shall constitute a separate Employee Stock Ownership Plan ("ESOP") within the meaning of Code Section 4975(e)(7). Retirement and Matching Contribution Accounts in the ESOP shall be invested primarily in Computer Sciences Corporation Stock in accordance with the provisions of Section 7.1. Except as otherwise provided in this Article 20, the provisions of the Plan shall apply to and are made a part of the ESOP.

20.2 Exempt Loan. In the event the ESOP enters into an exempt loan, the following provisions shall apply:

    (a) The proceeds of such exempt loan shall be used (i) to acquire qualifying Company securities, (ii) to repay such loan, and/or (iii) to repay a prior exempt loan. No security acquired with the proceeds of an exempt loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the ESOP.

    (b)  (i)   A qualifying Company security acquired with the proceeds of an exempt loan is subject to a put option if it is not publicly traded when distributed or if it is subject to a trading limitation when distributed. The put option is only exercisable by the Participant or his Beneficiary during a 15-month period which begins on the date the security subject to the put option is distributed.

      (ii) In the case of a security that is publicly traded when distributed but ceases to be so traded within 15 months after distribution, the Company must notify each security holder in writing within ten days after the security ceases to be so traded that for the remainder of the 15-month period the security is subject to a put option.

       (iii) The security holder must notify the Company in writing when exercising a put option. The value of the security at the time the put option is exercised must be determined pursuant to Section 20.2(e)(v). The provisions for payment under a put option must be reasonable pursuant to regulations adopted by the Internal Revenue Service.

    (c) The rights and protections as stated in Section 20.2 (a) and (b) are nonterminable.

    (d) All assets acquired by the ESOP with the proceeds of an exempt loan will be added to and maintained in a suspense account. Stock acquired through an exempt loan shall be released from the suspense account as the exempt loan is repaid. For each Plan Year until the exempt loan is fully repaid, the number of shares of Company stock released from the suspense account shall equal the number of unreleased shares immediately before such release for the current Plan Year multiplied by the "Release Fraction." As used herein, the Release Fraction shall be a fraction the numerator of which is the amount of principal and interest paid on the exempt loan for such current Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid on such exempt loan for all future years during the duration of the term of such loan (determined without reference to any possible extensions or renewals thereof).

    (e)  (i)   Allocations under the ESOP generally should satisfy the
requirements for allocating contributions under a profit sharing plan as stated in Treasury Regulation 1.401-1(b)(1)(ii) and (iii). Securities acquired under the ESOP must be accounted for as provided under Treasury Regulation 1.402(a)-1(b)(2)(ii).

      (i) As at the end of each Plan Year, the ESOP must consistently allocate to the Participants' Retirement Accounts non-monetary units representing Participants' interests in assets withdrawn from the suspense account.

      (ii) Interest with respect to securities acquired with the proceeds of an exempt loan must be allocated as income of the ESOP, except to the extent that the ESOP provides for the use of income from such securities to repay the loan.

      (iii) If a portion of a Participant's Retirement Account is forfeited, qualifying Company securities allocated under Section 20.2(e) must be forfeited only after other assets.

      (iv) Valuations must be made in good faith and based on fair market value. Such fair market value shall be determined from facts reasonably available to the Trustees. In making said determination, the Trustees may, but need not, select and rely upon the advice and opinions of appraisers, brokers, investment counsel, or any other persons believed by the Trustees to be competent. Any determination of value so made shall, for all purposes of the ESOP, conclusively establish such value.

    (f) Retirement Accounts are distributable only in Stock. If securities acquired with the proceeds of an exempt loan available for distribution consist of more than one class, a distributee must receive substantially the same proportion of each such class. Income held by the ESOP for a 2-year period or longer must be distributed under the rule described in the first sentence of this Section 20.2(f).

20.3  Eligible Participant.

    (a) Notwithstanding any provision of the Plan to the contrary, an "Eligible Participant" as defined below may designate any one or more of the Investment Funds for the investment of any portion of his Retirement and Matching

Contribution Account attributable to Stock acquired by the ESOP on or after January 1, 1987 in accordance with the rules described in Section 7.2. The Committee shall make at least three (3) Investment Funds available for the investment of such portion of an "Eligible Participant's" Retirement and Matching Contribution Account. For purposes of this Section 20.3(a) "Eligible Participant" shall mean a Participant who has completed at least five years of participation under the Plan and attained at least age fifty-five (55).

    (b) Notwithstanding any provision of the Plan to the contrary, any portion of a Participant's Retirement and Matching Contribution Account attributable to Stock acquired by the ESOP on or after January 1, 1987 shall, at the election of the Participant and his Spouse (if required under Section 9.4(b)(i)), be distributed not later than one (1) year after the close of the Plan Year (i) in which occurs the Participant's Severance by reason of attainment of Normal Retirement Date, Disability, or death, or (ii) which is the fifth Plan Year following the Plan Year in which occurs the Participant's Severance for any reason other than those listed under (i) above, provided that the Participant is not reemployed prior to the close of such fifth Plan Year.


                                  ARTICLE 21

                            ANNUITY REQUIREMENTS

21.1 Coverage. The provisions of this Article 21 shall apply to any Participant whose Accounts include a Transfer Account that has received amounts directly from another qualified plan that provides for an annuity form of distribution.

21.2 Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a qualified election within the 90-day period ending on the annuity starting date, a married Participant's Transfer Account will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Transfer Account will be paid in the form of a life annuity.
The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

21.3 Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a Participant dies before the annuity starting date then the Participant's Transfer Account shall be applied toward the purchase of an annuity for the life of the Surviving Spouse. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death. In addition, the Surviving Spouse may elect to waive the right to a survivor annuity and in lieu thereof receive a lump sum distribution of the entire balance of the Participant's Transfer Account.

21.4 Optional Form of Benefit. During the election period, a Participant may, pursuant to a qualified election, select as an optional form of benefit in lieu of an annuity form of distribution either one of the following forms of distribution: (a) a series of substantially equal annual or more frequent installments over a period certain not extending beyond the earlier of (i) the end of the period measured by the joint life and last survivor expectancy of the Participant and his Spouse, or (ii) twenty years; or (b) a lump sum distribution in accordance with Section 9.6.

21.5  Definitions.

    (a) Election Period: The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from Service prior to the first day of the Plan Year in which age 35 is attained, the election period shall begin on the Participant's Severance Date. A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the qualified preretirement survivor annuity for the period beginning on the day of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the preretirement survivor annuity explanation required under Section 21.6. Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Article 21.

    (b) Earliest Retirement Age. The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

    (c) Qualified Election. A waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity shall not be effective unless (i) the Participant's Spouse consents in writing to the election; (ii) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (iii) the Spouse's consent acknowledges the effect of the election; and (iv) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a qualified election.

Any consent obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 21.6 below.

    (d) Qualified Joint and Survivor Annuity. An immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's Transfer Account. The percentage of the survivor Annuity shall be either 50% or 100%, as selected by the Participant.

    (e) Annuity Starting Date. The first day of the first period for which an amount is paid as an annuity or any other form.

21.6  Notice Requirements.

    (a) In the case of a qualified joint and survivor annuity, the Plan Committee shall no less than 30 days and no more than 90 days prior to the annuity starting date provide each Participant a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

    (b) In the case of a qualified preretirement survivor annuity as described in Section 21.3, the Plan Committee shall provide each Participant within the applicable period for such Participant a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 21.6(a) applicable to a Qualified Joint and Survivor Annuity. The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after the individual becomes a Participant; (iii) a reasonable period ending after Section 21.6(c) ceases to apply to the Participant; (iv) a reasonable period ending after this Article 21 first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service in the case of a Participant who separates from Service before attaining age 35.

For purposes of the preceding paragraph, a reasonable period ending after the enumerated events described in (ii), (iii) and (iv) is the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from Service before the Plan Year in which age 35 is attained, notice shall be provided within the two year period beginning one year prior to the Participant's Severance Date and ending one year after such Severance Date.
If such a Participant thereafter returns to employment with the Company, the applicable period for such Participant shall be redetermined.

IN WITNESS WHEREOF, Computer Sciences Corporation has caused this Amendment and Restatement to be executed this 29th day of December, 1994, effective as of January 1, 1989.

                             COMPUTER SCIENCES CORPORATION


                             By:/s/ VAN B. HONEYCUTT
                                ------------------------
                                Van B. Honeycutt, President and
                                Chief Operating Officer

                             By:/s/ HAYWARD D. FISK
                                ------------------------
                                Hayward D. Fisk, Secretary

                                  SCHEDULE A



                        Affiliated Companies designated

                          as a Participating Employer




CSC Geographic Technologies, Inc.
CSC Partners, Inc.
CSC PanAm SCC
CSC Healthcare Systems, Inc.
CSC Logic, Inc.
CSC Index, Inc.
     PRISMS
     DiBianca-Berkman Group, Inc.
     CSC Computer Sciences, Ltd.
CSC Enterprises
CSC Credit Services, Inc.
CSC Intelicom, Inc.
CSC Compusource, Inc.
CSC Outsourcing, Inc.
CSC Computer Sciences VOF/SNC

                                Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement relating to the Computer Sciences Corporation Matched Asset Plan of Computer Sciences Corporation on Form S-8 of our reports dated May 26, 1995 and June 2, 1995, appearing in the Annual Report on Form 10-K of Computer Sciences Corporation for the fiscal year ended March 31, 1995, and in the Annual Report on Form 11-K of the Computer Sciences Corporation Matched Asset Plan for the year ended December 31, 1994, respectively, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


/s/DELOITTE & TOUCHE LLP


Los Angeles, California
February 6, 1996